                PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED
                    ON A REQUEST FOR CONFIDENTIAL TREATMENT


                                                                 EXHIBIT 10.14

                              THE PALISADES CENTER

                             SHOPPING CENTER LEASE



Name of Shopping Center:                THE PALISADES CENTER

Location of Shopping Center:            WEST NYACK, NEW YORK

Landlord:                               EKLECCO

Tenant:                                 SILICON ENTERTAINMENT, INC.
                                        a California corporation
                                        d/b/a NASCAR SILICON MOTOR SPEEDWAY

Execution Date:

                               TABLE OF CONTENTS


ARTICLE 1................................................................................ 2

     Premises............................................................................ 2

          1.01  Premises................................................................. 2

          1.02  Center................................................................... 2

ARTICLE 2................................................................................ 2

     Term of Lease....................................................................... 2

          2.01  Commencement of Term..................................................... 2

          2.02  Term of Lease............................................................ 3

          2.03  Surrender of Premises.................................................... 3

ARTICLE 3................................................................................ 3

     Rent................................................................................ 3

          3.01  Rent..................................................................... 3

          3.02  Rent Increases........................................................... 3

          3.03  Percentage Rent.......................................................... 3

          3.04  Gross Receipts Defined................................................... 4

          3.05  Opening Assessment....................................................... 5

          3.06  Tenant's Books and Records............................................... 6

          3.07  Reports by Tenant........................................................ 6

          3.08  Non-Waiver............................................................... 6

          3.09  Landlord's Right to Examine and Audit Books and Records.................. 6

          3.10  Delinquent Payments...................................................... 6

          3.11  Additional Rent.......................................................... 7

          3.12  Definition of Lease Year and Partial Lease Year.......................... 7

          3.13  Place for Payments....................................................... 7

ARTICLE 4................................................................................ 7

     Taxes............................................................................... 7

          4.01  Real Property Taxes...................................................... 7

         4.02 Tenant's Taxes.............................................................  8

ARTICLE 5................................................................................  8

     CONSTRUCTION AND FINANCING..........................................................  8

          5.01  Landlord's Work..........................................................  8

          5.02  Tenant's Work............................................................  9

          5.03  Payment.................................................................. 11

          5.04  Financing................................................................ 11

ARTICLE 6................................................................................ 11

     TRADE NAME AND CONDUCT OF BUSINESS BY TENANT........................................ 11

          6.01  Use of Premises and Trade name........................................... 11

          6.02  Tenant's Operating Covenant.............................................. 11

          6.03  Other Business Practices................................................. 12

ARTICLE 7................................................................................ 13

     COMMON AREAS AND OPERATING COSTS.................................................... 13

          7.01  Definitions.............................................................. 13

          7.02  Development of Common Areas.............................................. 13

          7.03  Use of Common Areas...................................................... 13

          7.04  Common Area Costs........................................................ 14

          7.05  Extra Hours Common Area Costs............................................ 14

ARTICLE 8................................................................................ 14

     ENERGY AND COSTS.................................................................... 14

          8.01  Energy and Utility Charges............................................... 14

          8.02  Miscellaneous Utility Provisions......................................... 14

ARTICLE 9................................................................................ 15

     FIXTURES, ALTERATIONS, SIGNS........................................................ 15

          9.01  Installation By Tenant................................................... 15

          9.02  Removal and Restoration by Tenant........................................ 15

          9.03  Signs, Awnings and Canopies.............................................. 15

          9.04  Remodeling of the Premises............................................... 15

ARTICLE 10............................................................................... 16

     REPAIRS AND MAINTENANCE............................................................. 16

          10.01  Landlord's Obligation to Repair......................................... 16

          10.02  Tenant's Obligation to Repair........................................... 16

          10.03  Article Not Applicable to Fire or Condemnation.......................... 16

ARTICLE 11............................................................................... 17

     INDEMNITY........................................................................... 17

          11.01  Indemnity............................................................... 17

ARTICLE 12............................................................................... 17

     INSURANCE........................................................................... 17

          12.01  Liability Insurance..................................................... 17

          12.02  Special Causes of Loss and Difference in Conditions Insurance........... 17

          12.03  Insurance on Common Areas............................................... 18

          12.04  Waiver of Subrogation................................................... 18

          12.05  Policies................................................................ 18

ARTICLE 13............................................................................... 18

     DAMAGE BY FIRE OR OTHER HAZARD...................................................... 18

          13.01  Restoration of Premises................................................. 18

          13.02  Restoration During Last Three Years of Term............................. 19

          13.03  Tenant's Obligation Upon Restoration.................................... 19

ARTICLE 14............................................................................... 19

     EMINENT DOMAIN...................................................................... 19

          14.01  Eminent Domain.......................................................... 19

          14.02  Landlord Entitled to Award.............................................. 19

ARTICLE 15............................................................................... 20

     BANKRUPTCY AND DEFAULT PROVISIONS................................................... 20

          15.01  Events of Default and Conditional Limitation............................ 20

          15.02  Landlord's Remedies..................................................... 21

ARTICLE 16............................................................................... 22

     MECHANICS' LIENS.................................................................... 22

          16.01  Mechanic's Liens........................................................ 22

ARTICLE 17............................................................................... 22

     ASSIGNMENTS, SUBLEASES AND OTHER TRANSFERS OF TENANT'S INTEREST..................... 22

          17.01  Limitations on Tenant's Rights.......................................... 22

          17.02  Effect of Landlord's Consent............................................ 24

ARTICLE 18............................................................................... 24

     COMPLIANCE WITH GOVERNMENTAL ORDERS................................................. 24

          18.01  Tenant to Comply........................................................ 24

          18.02  Failure to Comply....................................................... 24

          18.03  Hazardous Material...................................................... 25

          18.04  Americans With Disabilities Act......................................... 25

ARTICLE 19............................................................................... 25

     SUBORDINATION, MORTGAGE'S RIGHTS AND ASSIGNMENT OF RENTS............................ 25

          19.01  Subordination........................................................... 25

          19.02  Mortgagee's Rights...................................................... 25

          19.03  Assignment of Rents..................................................... 26

ARTICLE 20............................................................................... 26

     ENTRY TO PREMISES................................................................... 26

          20.01  Entry to Premises by Landlord........................................... 26

ARTICLE 21............................................................................... 27

     NOTICES AND CERTIFICATES............................................................ 27

          21.01  Notices................................................................. 27

          21.02  Estoppel Certificate of Landlord........................................ 27

          21.03  Estoppel Certificate of Tenant.......................................... 27

ARTICLE 22............................................................................... 27

     COVENANT OF QUIET ENJOYMENT......................................................... 27

          22.01  Covenant of Quiet Enjoyment............................................. 27

ARTICLE 23............................................................................... 28

     MISCELLANEOUS PROVISIONS............................................................ 28

          23.01  Holdover................................................................ 28

          23.02  Limitation on Landlord's Personal Liability............................. 28

          23.03  Definition of Tenant's Allocable Share.................................. 29

          23.04  Force Majeure........................................................... 29

          23.05  Relocation of Tenant.................................................... 29

          23.06  Changes and Additions................................................... 29

          23.07  Attornment by Tenant.................................................... 29

          23.08  Index................................................................... 30

          23.09  Survival of Tenant's Obligations........................................ 30

          23.10  Effect of Landlord's Notice to Terminate................................ 30

          23.11  Effect of Captions...................................................... 30

          23.12  Tenant Authorized to Do Business........................................ 30

          23.13  Execution in Counterparts............................................... 30

          23.14  Law Governing Effect; Gender............................................ 30

          23.15  Memorandum or Notice of Lease........................................... 30

          23.16  Complete Agreement...................................................... 30

          23.17  Guaranty of Lease....................................................... 31

          23.18  Arbitration............................................................. 31

          23.19  Security Agreement...................................................... 31

          23.20  Invalidity of Particular Provisions..................................... 31

          23.21  Execution of Lease by Landlord.......................................... 31

          23.22  Relationship of the Parties............................................. 31

          23.23  Brokers................................................................. 31

          23.24  Representations......................................................... 31

          23.25  Abatement............................................................... 31

          23.26  Other Provisions........................................................ 32

                          INDEX OF DEFINED TERMS

DEFINED TERM                                                          SECTION
Actual Percentage Rent.................................................. 3.07
ADA.....................................................................18.04
Additional Rent......................................................... 3.11
Affiliates............................................................3.04(c)
Audit....................................................................3.09
Books and Records........................................................3.06
Breakpoint............................................................3.03(a)
CAM......................................................................7.04
Center...................................................................1.01
Collateral..............................................................23.19
Common Areas.............................................................7.01
Condemnation Proceedings................................................14.01
Condemnation Proceedings Award..........................................14.01
CPI.....................................................................23.08
Default Rate.............................................................3.09
Difference in Conditions......................................12.02(a), 12.03
Energy Provider.......................................................8.01(b)
Event of Default.....................................................15.01(a)
Extra Hours Charge....................................................7.05(a)
Financing Modifications...............................................5.04(b)
First Lease Year.........................................................3.12
Governmental Orders.....................................................18.01
Gross Receipts........................................................3.04(a)
Hazardous Material......................................................18.03
Holder...............................................................19.01(b)
HVAC Units............................................................5.02(a)
Index...................................................................23.08
Insurance Matters.......................................................18.01
Insurance Policy........................................................12.01
Landlord................................................................23.02
Landlord's Tract.........................................................1.02
Landlord's Work..........................................................5.01
Lease Year...............................................................3.12
Monthly Percentage Rent..................................................3.03
Monthly Rent.......................................................3.01(a)(b)
Notice..................................................................21.01
Partial Lease Year.......................................................3.12
Percentage Pay........................................................3.03(a)
Percentage Rent.......................................................3.03(a)
Per Location Aggregate..................................................12.01
Permanent Improvements...............................................12.02(b)
Permanent Lender.....................................................19.01(b)
Pilot.................................................................4.01(a)
Premises.................................................................1.01
Punch List Items......................................................5.02(a)
Real Property Taxes...................................................4.01(a)
REA......................................................................1.02
Remodeling...............................................................9.04
Rent............................................................3.01(a)(b)(c)
Site Plan................................................................1.02
Special Causes of Loss..................................12.02(a)(b)(c), 12.03
Square Feet..........................................................23.03(b)
Standard Mall Hours......................................................6.02

DEFINED TERM                                                         SECTION
Structural Shell.........................................................5.01
Subrogation Waiver......................................................12.04
Substantial Completion................................................5.02(c)
Tenant Area..........................................................23.03(b)
Tenant's Allocable Share of Real Property Taxes.......................4.01(a)
Tenant's Allocable Share................................................23.03
Tenant's Financial Institution.....................................3.13(b)(i)
Tenant's Insurance Policies.............................................12.05
Tenant's Operating Covenant Period.......................................6.02
Tenant's Personal Property...........................................12.02(b)
Tenant's Work............................................................5.02
Term.....................................................................2.02
Term Commencement Certificate............................................2.01
Term Commencement Date...................................................2.01
Termination Date.........................................................2.02
Then Full Replacement Cost...........................................12.02(a)

The Palisades Center

SHOPPING CENTER LEASE

     LEASE AGREEMENT made this 27th day of July, 1998, by and between the following parties (the "Parties"):

     LANDLORD: EklecCo

a partnership organized and existing under the laws of the State of New York ("Landlord") with its mailing address for Notices (as defined in Section 21.01) and a principal office at:

                              FOUR CLINTON SQUARE

                         SYRACUSE, NEW YORK 13202-1078

                          ATTENTION: LEGAL DEPARTMENT

and

     TENANT:   SILICON ENTERTAINMENT, INC.

a corporation organized and existing under the laws of the State of California ("Tenant"), with its mailing address for Notices and a principal office and place of business at:

                         10401 Bubb Road

                         Cupertino, California 95014

          Attention:     Janet Setcavage Woods

Tenant's Federal Tax Identification: 77-0389433.

THE HEADINGS SET FORTH IN THIS LEASE ARE FOR ORGANIZATIONAL PURPOSES ONLY AND SHALL NOT AFFECT ANY LEGAL RIGHTS OR OBLIGATIONS.

-------------------------------------------------------------------------------
ARTICLE 1 PREMISES
-------------------------------------------------------------------------------

1.01 PREMISES

     (a) Landlord demises and leases to Tenant and Tenant rents from Landlord those certain premises located in the Palisades Center (the "CENTER") in the Town of Clarktown, County of Rockland, State of New York and shown on EXHIBIT "A-1" attached and made a part of this Lease, consisting of approximately 5,700 square feet, (the "PREMISES"). The Premises shall not be deemed to include the land lying under the Premises' location, or the exterior walls or roof of the building in which said Premises are located, or any area beyond the lease line of any interior demising wall. Landlord reserves the use of said land, walls and roof of the building, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits, wires and structural elements leading through the Premises in locations which will not adversely interfere with Tenant's use of the Premises in a material way.

     (b) Within sixty (60) days after Landlord's delivery of possession to Tenant pursuant to the terms of this Lease, Tenant may, at its sole cost and expense, have the size of the Premises verified by an independent architect of Tenant's choice. For purposes of this verification, the square footage of the Premises shall be measured from the midpoints of any interior walls shared in common with another tenant, and from the outside face of any exterior walls of the buildings. In the event that such verification reveals a discrepancy between the measured size of the Premises and the size of the Premises set forth in
Section 1.01(a) of this Lease, and Landlord and Tenant are unable to agree upon the square footage for purposes of this Lease, an independent architect acceptable to Landlord and Tenant (the cost of which shall be divided equally between Landlord and Tenant) shall measure the Premises in the manner set forth above. In the event that Tenant's architect, Landlord or its architect, and the independent architect are unable to agree upon the square footage of the Premises for purposes of this Lease, the dispute shall be submitted to arbitration pursuant to Section 23.18 hereof. In the event the square footage of the Premises as determined in accordance with the methodology set forth in
Section 1.01(b) above varies from the square footage set forth in Section 1.01(a) above, Landlord and Tenant agree to execute a lease modification agreement (effective retroactive to the Term Commencement Date) adjusting the square footage of the Premises, and if necessary appropriately adjusting the Rent, and those items of Additional Rent to the extent that such Additional Rent was originally calculated on a pro rata square foot basis. Any necessary payments or reimbursements shall be paid within thirty (30) days after the full execution of the lease modification agreement.


1.02 CENTER

     The Center includes (i) the parcel(s) of land and improvements referred to as "LANDLORD'S TRACT" generally depicted on the plan (the "SITE PLAN") attached and made a part of this Lease as EXHIBIT "A," whether owned in fee or ground leased by Landlord and (ii) the parcel(s) of land and improvements, if any, generally depicted on EXHIBIT "A" as "REA PARCEL" made available for use by any reciprocal construction operating and easement agreement ("REA"). Landlord reserves the right to add to or sever the lease, the ownership of or title to any portion of the Center or to add to or reduce the size of any REA Parcel at any time. No representation is made or implied that Landlord has title to the Premises, the Landlord's Tract or REA Parcel at the time of execution of this Lease. Landlord, in its sole and absolute discretion, reserves the right to expand or remodel the Center and to change the configuration, size and dimensions of the Center, including without limitation, the number, location and dimensions of buildings, parking areas, driveways, entrances, exits and landscaped areas, the number of floors in any of the buildings, the dimensions, identity, and type of stores or tenancies, and, as provided in Section 7.02, the "COMMON AREAS" (as defined in Section 7.01).

-------------------------------------------------------------------------------
ARTICLE 2 TERM OF LEASE
-------------------------------------------------------------------------------

2.01 COMMENCEMENT OF TERM

     (a) Subject to Section 23.04 below and other delays solely caused by Landlord, the term of this Lease shall commence on the earlier of the date Tenant opens for business in all or any part of the Premises, or one hundred twenty (120) days following the later of the date (i) Landlord delivers possession of the Premises to Tenant in accordance with Section 5.01 below, or
(ii) Tenant receives any special permit(s) required for the permitted use set forth in Section 6.01 below, provided Tenant uses diligent, good-faith efforts to obtain such permit(s) on the earlier date possible (the "TERM COMMENCEMENT DATE"). Tenant acknowledges the importance to Landlord and the tenants of the Center of Tenant's opening for business to the public on the earliest Term Commencement Date.

     (b) Promptly after the Term Commencement Date, Landlord shall forward to Tenant and Tenant shall execute a certificate in recordable form pursuant to applicable state law (a "TERM COMMENCEMENT CERTIFICATE") annexed hereto and made a part thereof in EXHIBIT "B", memorializing the Term Commencement Date.

     (c) Landlord shall use commercially reasonable efforts to deliver possession of the Premises to Tenant with Landlord's Work complete on or before August 1, 1998. If the Premises shall not be delivered to Tenant with Landlord's Work complete on or before September 15, 1998 and Tenant shall not have otherwise accepted possession of the Premises, then Tenant may at any time thereafter terminate this Lease by three (3) days' Notice to Landlord delivered prior to Landlord's delivery of the Premises with Landlord's Work complete. If Landlord shall fail to complete Landlord's Work on or before August 1, 1998, Tenant may accept possession of the Premises and complete Landlord's Work. Within twenty (20) days after Landlord's receipt of invoices for such work performed by Tenant, Landlord shall reimburse for the actual out-of-pocket costs incurred by Tenant to complete Landlord's Work.

2.02 TERM OF LEASE

     The term of the Lease (the "TERM") shall expire on the last day of the [***] Lease Year (as defined in Section 3.12 below) (the "TERMINATION DATE"), unless earlier terminated pursuant to the provisions of this Lease.

     If the Termination Date occurs during the period October 1 through the last day of December, the Parties agree that the term shall be extended and the Termination Date shall be the immediately succeeding January 31.

2.01 SURRENDER OF PREMISES

     On the expiration or earlier termination of this Lease, Tenant agrees, without necessity of any notices from Landlord (statutory or otherwise), to surrender the Premises in accordance with Articles 9 and 13 below, in broom clean condition and in good order and repair, subject only to reasonable wear and tear.

-------------------------------------------------------------------------------
ARTICLE 3 RENT
-------------------------------------------------------------------------------

3.01 RENT

     (a) Except as set forth in Section 23.25 below, Tenant agrees to pay Landlord throughout the Term, without diminution, abatement, deduction or set-off whatsoever and without prior Notice or demand, a rent ("RENT"), in the annual amount of [***] payable in advance, in equal monthly installments of [***] ("MONTHLY RENT") each upon the first day of each calendar month throughout the Term.

     (b) If the Term shall commence upon a day other than the first day of a calender month or if the Term shall terminate upon a day other than the last day of a calender month, then the Monthly Rent for such partial month shall be prorated on a per diem basis.

     (c)  Rent shall include all Tenant occupancy costs assessed by Landlord,
EXCEPT: Percentage Rent pursuant to Section 3.03 below, Opening Assessment pursuant to Section 3.05 below, Tenant's Allocable Share of Real Property Taxes pursuant to Article 4 below, Energy and Utility charge pursuant to Article 8 below, and Additional Rent as that term is defined and applied throughout this Lease.

     (d) As a material inducement to Tenant to enter into this Lease for Premises Landlord agrees to provide to Tenant an allowance in the amount of [***] (the "ALLOWANCE") to be utilized by Tenant to defray a portion of the costs of constructing, staffing and opening the Premises for business. [***] of the Allowance will be paid by Landlord to Tenant in the form of an abatement of the Rent beginning on the Term Commencement Date and continuing until Tenant has received the full amount of the Allowance. The remaining [***] of the Allowance shall be paid by Landlord to Tenant in cash upon the later of (i) the date Tenant opens for business within the Premises, or (ii) Landlord's receipt of a duly executed lien waiver from Tenant's General Contractor with an affidavit stating all contractors have been paid in full. Tenant acknowledges and agrees that notwithstanding Tenant's receipt of the payment of the Allowance beginning with the Term Commencement Date, the Allowance shall be deemed by the Parties hereto to be earned ratable over the term of this Lease. In the event that this Lease is terminated by Landlord following an Event of Default, then in addition to all remedies otherwise available to Landlord under this Lease upon such termination, Tenant shall pay to Landlord an amount equal to the unamortized portion of Allowance computed on a straight line basis over the term of this Lease.

3.02 RENT INCREASES

     Rent shall be increased by [***] annually on a compounding basis, commencing January 1, 2000 and on each January 1 thereafter throughout the Term.



*** Confidential treatment requested.

     (a) In addition to Rent, Tenant shall pay to Landlord throughout the Term an amount ("PERCENTAGE RENT") which shall be equal to [***] ("RIDES PERCENTAGE PAY") of Tenant's "GROSS RECEIPTS" (defined in Section 3.04 below) derived from Tenant's simulator rides in excess of [***] (the "RIDES BREAKPOINT"), and [***] ("MERCHANDISE PERCENTAGE PAY") of Tenant's Gross Receipts from the sale of merchandise in excess of [***] (the "MERCHANDISE BREAKPOINT"). The Breakpoints shall be fixed throughout the Term.

     (b) Percentage Rent, if any, shall be paid by Tenant to Landlord, in quarter-annual installments computed on all Gross Receipts during each three
(3) month period of the term hereof (i.e., periods from January 1 through March 31; April 1 through June 30; July 1 through September 30; and October 1 through December 31 (collectively, the "Quarter-Annual Periods")) in excess of one-quarter (1/4) of both the Rides Breakpoint and the Merchandise Breakpoint, respectively. Any Percentage Rent becoming due shall be payable on or before the applicable January 15, April 15, July 15 and October 15 next following the applicable quarter end of each Lease Year. In the event that the total of the quarterly installments of Percentage Rent for any Lease Year does not equal the annual Percentage Rent computed in accordance with the formula set forth in Subsection 3.02(a), then, on or before February 15 following each such Lease Year, Tenant shall pay to Landlord any deficiency, or Landlord shall refund any overpayment to Tenant within fifteen (15) days after receipt of Tenant's Annual Statement of Gross Receipts.

     (c) Notwithstanding anything contained in this Section 3.03 to the contrary, the Percentage Rent for any Lease Year having less than twelve (12) full months shall be based on the Gross Receipts for the twelve (12) month period immediately following the Commencement Date (as to the first Lease
Year) and for the twelve (12) month period immediately preceding the expiration or earlier termination of the Lease (as to the final Lease Year). The Percentage Rent due for such period shall be established by multiplying the Percentage Rent which would have been due for such twelve (12) month period had the Gross Receipts for such period been multiplied by the applicable percentage in this Lease, by a fraction, the numerator of which is the number of days in such partial Lease Year and the denominator of which is 365.


3.04 GROSS RECEIPTS DEFINED

     (a) The term "GROSS RECEIPTS" as used in this Lease is defined to mean receipts from sales of products or services by Tenant exclusively at, in, on, or from the Premises (including any sales made via personal computer, "Home Shopping" television sales, catalog, direct mail telephone or electric sales) whether such sales be evidenced by check, contract rights, credit, charge account, exchange or otherwise, and shall include, but not be limited to, the amounts received from the sale or rental of goods, wares and merchandise, and from fees and charges for the use by customers of Tenant's simulators and racing entertainment center, and for services performed on or off the Premises to the extent relating to sales made from the Premises, together with the amount of all orders taken or received at the Premises, whether such orders are filled from the Premises or elsewhere, and whether such sales are made by means of merchandise or other vending devices in the Premises. Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Tenant shall receive payment (whether full or partial) therefore.

     (b) Notwithstanding anything herein to the contrary the following shall not be included in Gross Receipts:

          (1) Sales of merchandise returned and claimed to be defective or unsatisfactory, PROVIDED such sales have been included in Gross Receipts and deducted from Gross Receipts shall be the sales price of merchandise returned by customers for exchange, PROVIDED that the sales price of merchandise delivered to the customer in exchange is included in Gross Receipts.

          (2) The amount of any sales tax, so-called luxury taxes, excise taxes, gross receipt taxes and other taxes now or hereafter imposed upon the sale or value of merchandise or services, whether added separately to the selling price of merchandise or services and collected from customers or included in the retail selling price use, imposed by any federal, state, municipal or governmental authority directly on sales and collected from customers.

          (3) No franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from Gross Receipts in any event whatsoever.

          (4) The sales price of merchandise returned and accepted for full credit or the amount of the cash refund or allowance made thereon.

          (5) The sums and credits received in settlement of claims for loss or damage to merchandise or other property is located at the Premises.

          (6) The consideration received in connection with a sale of inventory which occurs other than in the ordinary course of Tenant's business, including, but not limited to, a sale in bulk or to a jobber, liquidator or assignee.



*** Confidential treatment requested.

          (7) Receipts for public telephones and vending machines used exclusively by Tenant's employees.

          (8) Bankcard discounts (e.g., Visa, MasterCard, etc.), interest, carrying charges, or other finance charges in respect of sales made on credit.

          (9) Sales of fixtures, trade fixtures, or personal property that are not merchandise held for sale at retail.

          (10) The amount of any discount in sales employees of Tenant, not to exceed [***] of Gross Receipts in any Lease Year.

          (11)  The amount of any discount in sales made to senior citizens.

          (12) Revenue received from mailing, alterations, delivery or other services performed on a non-profit basis for the benefit of customers.

          (13) Tenant's accounts receivable, not to exceed [***] of Gross Receipts in any Lease Year, which have been determined to be uncollectible for federal income tax purposes during the applicable Lease Year, provided however, that if such accounts are actually collected in a later Lease Year, the amount shall be included in Gross Receipts for such later Lease Year.

          (14) Amounts received for merchandise transferred to any other place of business of Tenant (or its subtenants, concessionaires and/or licensees) or to any business organization affiliated with Tenant wherever located, provided such merchandise is not used to fill a sale made in, at, or from the Premises.

          (15) The amount of any discounts given for promotional coupons that are redeemed from time to time.

          (16) Gift certificates until such time as the certificates are redeemed.

          (17) Amounts received in connection with remote site promotional activities.

          (18) Promotional fees earned by Tenant with respect to goods or services offered for sale.

          (19) Rents, subrents or other consideration received in connection with an assignment, sublease, license, concession or other transfer of any portion of the store (however, Gross Receipts of any such transferee shall be included), including license fees otherwise payable by Tenant in connection with a third party license agreement.

     (c) In the event any portion of the Premises shall be operated by one or more of Tenant's departments or divisions, or if Tenant shall, in accordance with all of the terms, covenants, and conditions of this Lease, assign this Lease or enter into any sublease, license, concession or other use or occupancy agreement with respect to all or any part of the Premises, then there shall be included in the Gross Receipts for the purpose of determining the Percentage Rent payable under this Lease all of the Gross Receipts generated by such departments or divisions, subtenants, assignees, licensees, concessionaires and all such other persons, individuals and/or entities (collectively referred to as "AFFILIATES") generating such Gross Receipts. It being the intention of the Parties that all Gross Receipts generated at or from the Premises shall be included in Gross Receipts for the purpose of determining Percentage Rent as defined herein. Tenant agrees that any assignment, sublease, license or concession, use or occupancy agreement entered into by Tenant with any Affiliates shall contain provisions setting forth the procedure for determining, recording and reporting Gross Receipts by Affiliates which are subject to the review and approval of Landlord. Such provisions shall contractually obligate Affiliates to the same procedures set forth in this Lease for determining, recording and reporting Gross Receipts.

3.05  OPENING ASSESSMENT

     (a) Tenant shall pay an opening assessment to Landlord in the manner set forth in Section 3.05(b) below. The opening assessment, at Landlord's sole discretion, shall be used for the purpose of advertising and promoting the Center in order to sustain and improve the market penetration and relations of the Center and related administrative expenses. Landlord may utilize its employees or independent agencies to formulate or implement such opening programs.

     (b) Upon the Term Commencement Date, Tenant shall pay to Landlord, an amount equal to the sum of the "Tenant Area" of the Premises (defined in Section
23.03 below), multiplied by [***] ("TENANT'S OPENING ASSESSMENT"). Tenant's Opening Assessment shall be paid within ten (10) days after demand.



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
3.06 TENANT'S BOOKS AND RECORDS

     Tenant agrees to prepare and keep on the Premises or at its principal office for a period of not less than three (3) years following the end of each Lease Year, accurate books of account, and electronic and hard document records of daily Gross Receipts, including without limitation, all federal, state and local tax returns, and copies of relevant contracts, insurance documentation, checks, vouchers, inventory records, dated cash register tapes, sales slips and such other documentation as would enable Landlord to make a full and complete audit of Gross Receipts ("BOOKS AND RECORDS"). Landlord and Landlord's authorized representatives shall have the right to examine Tenant's Books and Records during regular business hours. Tenant agrees that all Gross Receipts shall be registered at the time each sale or transaction is made in cash registers or other devices or other electronic or technology based systems, containing locked-in cumulation capacity, such systems to be consistent with Tenant's normal business practices.

3.07 REPORTS BY TENANT

     Within twenty (20) days after the end of each quarter as set forth in
Section 3.03(b) above, or a portion thereof, during the Term, Tenant shall furnish to Landlord a written statement setting forth the amount of Gross Receipts and an itemization of any deductions or exclusions taken from Gross Receipts for such previous quarter. Tenant also agrees that it will furnish to landlord within sixty (60) days after the end of each Lease Year or Partial Lease Year, an annual statement, showing in reasonable detail the amount of Gross Receipts and an itemization of any deductions or exclusions relating to such Lease Year or Partial Lease Year and the amount of Percentage Rent due and payable to Landlord ("ACTUAL PERCENTAGE RENT"). Each quarterly and annual statement required by this Section 3.07 shall be certified by Tenant or one of Tenant's executive officers and shall be subject to further certification as provided in Section 3.08 below.

     In the event Tenant fails to furnish Landlord with a quarterly or annual statement within the required time period and in the manner set forth in this
Section 3.07, then the Gross Receipts for such quarter or year, shall, at Landlord's option, be deemed to be equal to one hundred ten percent (110%) of Tenant's highest previously reported monthly or annual Gross Receipts, and if such failure continues for ten (10) days following Notice from Landlord, Tenant shall pay to Landlord, as liquidated damages, the sum of [***] per month until such statement is received. In addition, if Tenant is delinquent in furnishing Landlord with quarterly statements of Gross Receipts for two (2) consecutive months or is delinquent in furnishing Landlord the annual statement of Gross Receipts, and such failure continues for ten (10) days following Notice from Landlord, any subsequent "AUDIT" (defined in Section 3.09 below) the Landlord conducts shall be at Tenant's expense.

3.08 NON-WAIVER

     The acceptance by Landlord of payments of Percentage Rent and statements of Gross Receipts shall be without prejudice to Landlord's right to examine Tenants Books and Records in order to verify any amounts payable to Landlord, subject to Section 3.09 below.

3.09 LANDLORD'S RIGHT TO EXAMINE AND AUDIT BOOKS AND RECORDS

     Landlord may conduct, at its option, at any reasonable time upon seven (7) days prior written notice to Tenant, a complete Audit of Tenant's Books and Records, including the books and records of any subtenant, operator, concessionaire or licensee or of any other store operated by Tenant (the "AUDIT") for the period covered by any statement required to be furnished by Tenant as set forth above. In the event the Audit discloses that Tenant has intentionally or fraudulently understated Gross Receipts by [***] or more, Tenant agrees to pay to Landlord the reasonable cost of such examination and audit, plus a [***] administrative fee. In the event that such Audit discloses that Tenant has intentionally or fraudulently understated Gross Receipts by [***] or more, then, in addition to the foregoing, at Landlord's option, the Term shall expire ten (10) days after Tenant's receipt of a termination Notice from Landlord. Any additional Percentage Rent found to be due and owing to Landlord as a result of any Audit shall immediately be due and payable to Landlord and interest shall accrue on the unpaid portion thereof at a per annum rate ("DEFAULT RATE") equal to the lesser of (i) the maximum interest rate permitted by law, or (ii) the prime rate of interest from time to time charged by Citibank, N.A. (or its successors) to its most credit worthy corporate borrowers, plus [***].

3.10 DELINQUENT PAYMENTS

     (a) If during the Term Tenant fails to pay the full amount of the Monthly Rent, Percentage Rent or "ADDITIONAL RENT" (defined in Section 3.11 below) within five (5) days when the same was due and payable, then interest equal to the Default Rate, shall accrue on the unpaid portion from and after the date on which any such sum shall be due and payable, and such interest, together with a late charge of [***] for each past due payment to cover the extra expense involved in handling such delinquency, shall be paid to Landlord at the time of payment of the delinquent sum. Landlord shall have the right to apply any payments made by Tenant first to any deficiency in the payment of the interest and administrative charges due.

     (b) Any payment to be made by Tenant under this Lease shall be deemed to have been paid upon the date that it is received by Landlord.


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
     (c) The provision for a late charge and interest herein shall not be deemed to grant Tenant any grace period or extension of time or prevent Landlord from exercising any of its rights under this Lease.

     (d) Tenant shall pay to Landlord an administrative fee of [***] for each and every check submitted by Tenant which is dishonored. If Landlord receives from Tenant two or more checks which have been dishonored, all payments from Tenant thereafter required under this Lease, shall at Landlord's option, be either certified, cashier's checks or wire transfers.

3.11 ADDITIONAL RENT

     All rents, charges, costs, expenses, reimbursements, fees, interest and other payments to be made by Tenant to Landlord under this Lease, other than Rent and Percentage Rent, shall be deemed to be "ADDITIONAL RENT."

3.12 DEFINITION OF LEASE YEAR AND PARTIAL LEASE YEAR

     The term "LEASE YEAR" is defined to mean a period of twelve (12) consecutive calendar months commencing on the first day of January with the "FIRST LEASE YEAR" commencing on the first January 1 of the Term following the Term Commencement Date, unless the Term Commencement Date is a January 1, in which case, the Term Commencement Date and the commencement date of the First Lease Year shall be the same. Any portion of the Term which is less than a Lease Year shall be deemed a "PARTIAL LEASE YEAR" and computations requiring proration shall be made on a per diem basis using a 365 day year. Landlord reserves the right to designate and change the beginning and ending day of the Lease year, Notice of which shall be given to Tenant.

3.13 PLACE FOR PAYMENTS

     (a) Tenant shall deliver to Landlord all payments of Monthly Rent, Percentage Rent and Additional Rent at the office of Landlord shown at the beginning of this Lease, or such other place as may be designated in writing by Landlord. Nothing contained in this Section 3.13 shall relieve Tenant of the obligation to pay by the dates due, any and all such payments payable by Tenant under this Lease.

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ARTICLE 4  TAXES
--------------------------------------------------------------------------------

4.01 REAL PROPERTY TAXES

     (a) Landlord shall pay to the appropriate taxing authority, on behalf of Tenant, throughout the Term (beginning with the Term Commencement Date), all real property taxes (which shall include real property tax assessments, sewer assessments, parking and environmental surcharges, and any other governmental charges and assessments, general and special, ordinary and extraordinary) which may be levied or assessed against land or improvements located in the Center by any lawful authority in effect on the Term Commencement Date of this Lease (collectively "REAL PROPERTY TAXES"). For each Lease Year and Partial Lease Year throughout the Term, Tenant shall reimburse and pay to Landlord an amount, ("TENANT'S ALLOCABLE SHARE OF REAL PROPERTY TAXES") equal to the product of Real Property Taxes paid or payable by Landlord during such Lease Year or Partial Lease Year, multiplied by Tenant's Allocable Share (defined in Section
23.03 below). The amount, charges or assessments required to be paid by Landlord, or any tenant or occupant of the Center, pursuant to any Payment in Lieu of Tax Agreement or any other agreement which Landlord makes, to such taxing authorities, municipal agencies or other governmental bodies in lieu of taxes, ("PILOT") entered into in connection with the Center shall be considered for the purposes of this Lease to be included within the definition of Real Property Taxes.

     Tenant shall pay to Landlord, as Additional Rent, all sums due pursuant to this Article 4, in monthly installments, in advance and without Notice, on or before the first day of each month during the Term in an amount estimated by Landlord, such that Landlord will have received the full amount of Tenant's Allocable Share of Real Property Taxes in time for payment to the applicable taxing authority when due. In the event Landlord chooses to escrow Real Property Taxes, Landlord may, but shall not be obligated to, use the amount required to be placed in an escrow account as a basis for its estimate of the monthly installments due from Tenant hereunder. Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's Allocable Shares of Real Property Taxes based upon the tax bills or assessment bills for each tax fiscal year. If the total amount paid by Tenant under this Section 4.01(a) for any tax fiscal year during the Term is less than the actual amount due from Tenant for such year as shown on such statement, Tenant shall pay to Landlord the deficiency within thirty (30) days after demand by Landlord therefor. If the total amount paid by Tenant for any year exceeds the amount due from Tenant for such year, Tenant shall be entitled to offset the excess against payments next thereafter becoming due under this Section 4.01(a). For the tax fiscal years in which this Lease commences Tenant shall pay to Landlord, as Additional Rent and within thirty (30) days after receipt of a bill therefor, the amount of Tenant's Allocable Share of all Real Property Taxes, computed as of the Term Commencement Date for the balance of the then current tax fiscal year(s). With respect to the tax fiscal year in which this Lease terminates, Tenant's liability for Tenant's Allocable Share of Real Property Taxes for such year shall be subject to a


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
pro rata adjustment based on the appropriate number of days of said tax fiscal years. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Real Property Taxes to which such bill relates.

     (b) If Tenant's Premises are separately assessed, then Tenant agrees to pay to Landlord, as Additional Rent, the amount of the Real Property Taxes separately assessed against the Premises, including the land lying thereunder, plus Tenant's Allocable Share of Real Property Taxes assessed against the Common Areas of the Center. Such amount shall be calculated on the basis of the number of days (from the Term Commencement Date) remaining in each such current tax fiscal year.

     (c) Landlord may seek a reduction in the assessed valuation (for Real Property Tax purposes) of all or any part of the Center by administrative or legal proceeding. Tenant shall pay to Landlord, Tenant's Allocable Share of Landlord's costs for said proceedings, PROVIDED Landlord has been successful in obtaining a reduction in the assessed valuation of all or any part of the Center, including attorneys' fees, appraisal fees and other similar and necessary expenses, within thirty (30) days after Tenant's receipt of a statement from Landlord therefor. Tenant's Allocable Share of such costs shall be computed under Section 23.03(a) below. Landlord shall reimburse Tenant for Tenant's Allocable Share of any refund of Real Property Taxes (after deducting any unpaid portion of Tenant's Allocable Share of Landlord's costs for such proceedings) resulting from any proceeding for which Tenant has paid Tenant's Allocable Share of Real Property Taxes.

     (d) Should any alteration or improvement performed by or for Tenant during the Term cause an increase in assessment, Tenant shall pay to Landlord the full cost of all Real Property Taxes resulting from such increase in assessment. Any amount paid separately hereunder by Tenant to Landlord shall be in addition to any amounts paid by Tenant pursuant to Section 4.01(b) above.

     (e) Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess or impose a tax, excise, surcharge or assessment upon or against the rents payable by Tenant to Landlord, or upon or against the Common Areas, whether by way of substitution for or in addition to any existing Real Property Tax or otherwise, Tenant shall be responsible for and shall pay annually, Tenant's Allocable Share of such tax in the manner provided in Section 4.01(a) above.

4.02 TENANT'S TAXES

     Tenant shall, at all times, be responsible for and pay, before delinquency, all municipal, county, state or federal taxes charged against Tenant's income, sales, fixtures, furnishings, equipment, stock-on-trade or other personal property of any kind owned, installed or used in or on the Premises, and any tax now or hereafter charged against Tenant on any other basis.

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ARTICLE 5  CONSTRUCTION AND FINANCING
--------------------------------------------------------------------------------

5.01 LANDLORD'S WORK

     Prior to the Term Commencement Date, Landlord shall perform all items of "LANDLORD'S WORK" defined below at Landlord's sole expense and in a good and workmanlike manner, in compliance with all Governmental Orders (defined in Section 18.01 below), and the TENANT INFORMATION PACKET separately provided to Tenant. The Tenant Information Packet provides for procedures and mechanisms, including, without limitation: (i) notice of turnover, (ii) design sequence,
(iii) dates and requirements, (iv) change orders, chargebacks, documentation and Tenant cooperation. Landlord hereby warrants to Tenant that to Landlord's actual knowledge the Premises do not contain any asbestos-containing materials or other reportable amounts of hazardous or toxic materials.

     Any item of work requested by Tenant or necessitated by Tenant's space plans or business operation, or change orders for additional or untimely requested work not included within LANDLORD'S WORK shall be performed by Landlord at an additional cost to Tenant, plus ten percent (10%) for Landlord's profit and twelve percent (12%) for Landlord's administration. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not be obligated for the payment of the profit or administration charges for any structural work performed by Landlord beyond Landlord's Work, or for any work which this Lease requires be performed by Landlord's designated contractor, and Tenant shall only be obligated for the payment of Landlord's actually incurred costs. Tenant shall not incur any expense for Landlord's Work, except as specifically set forth in this Lease. Except as explicitly set forth in this Lease, Tenant shall be permitted to perform all non-structural work within the Premises.

     LANDLORD'S WORK: A building structural shell of structural steel and metal floor decking ready for concrete, uninsulated precast exterior wall(s), and a roof (a "STRUCTURAL SHELL"), more specifically defined as follows:

     FRAME: Structural frame of steel, concrete or masonry construction, or any combination thereof, in accordance with applicable national,



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
state and local codes.

     ROOF: A watertight roof that is designed by Landlord which will be in accordance with applicable codes.

     EXTERIOR WALL: Exterior walls which will be of non-combustible construction as designed by Landlord.

     FLOOR SYSTEM: Landlord shall install a composite light weight concrete floor slab over metal decking to meet Landlord's design criteria and furnished floor elevation to withstand a live load of one hundred (100) pounds per square foot with an allowance for live load reduction in accordance with applicable codes.

     FIRE PROTECTION: Landlord shall furnish and install, in accordance with all applicable codes, the appropriate fire rating for all structural beams and columns within the Premises.

     SERVICE CORRIDOR PARTITIONS AND WALLS, PARTITIONS, FINISHES AND DOORS:
Landlord shall design and construct wall partitions dividing Tenant's Premises from adjacent service corridors providing sheetrock only on the corridor side including fire wall finishes. Landlord and Tenant shall coordinate the installation of the sheetrock for the demising walls, including sheetrock, such that Tenant may install its electrical service and other items to be located within the walls of the Premises prior to the sheetrock installation.

     ELECTRICAL SERVICE: Landlord shall provide and install electrical conduit from Landlord's electrical room located within the Center to Tenant's Premises. Landlord shall make provisions for a 480/277 volt 3 phase, electrical service providing Tenant with at least a 600 amp service to the Premises. Any additional work that would require Tenant's electrical contractor to enter the Center electrical room shall be performed only by an electrical contractor, properly licensed and approved by Landlord, at Tenant's sole cost and expense.

     PLUMBING: Landlord shall provide a four inch (4") sanitary waste line and a one inch (1") water line capped within or adjacent to the Premises.

     DEMOLITION: Landlord shall remove the glass window facing Dave & Busters near the fire hose cabinet and close with dry wall; remove all interior existing wall partitions; remove all perimeter door openings and close with dry wall; remove roll up door at angled storefront; and remove two (2) glass windows at angled storefront. Landlord shall not remove the HVAC system components servicing the front of the Premises.

5.02  TENANT'S WORK

     (a) Prior to the Term Commencement Date, Tenant shall at its sole cost and expense (but subject to Landlord's payment of the Allowance) perform "TENANT'S WORK" defined below in compliance with all Governmental Orders and in accordance with the Tenant Information Packet. Any item of Tenant's Work which Tenant requests Landlord to perform on Tenant's behalf and which Landlord agrees to undertake shall be provided to Tenant at Landlord's cost, plus [***] for profit and [***] for administration. Anything contained in this Lease to the contrary notwithstanding, Tenant shall not be obligated for the payment of the profit or administration charges for any structural work performed by Landlord beyond Landlord's Work, or for any work which this Lease requires be performed by Landlord's designated contractor, and Tenant shall only be obligated for the payment of Landlord's actually incurred costs. Tenant shall not incur any expense for Landlord's Work, except as specifically set forth in this Lease. With respect to Tenant's Work as defined in Section 5.02, Tenant shall be permitted to perform all non-structural work within the Premises without further consent or approval from Landlord.

     Tenant represents (i) its ability to perform Tenant's Work and (ii) warrants that no delay in its performance shall cause, nor shall Landlord's undertaking of any portion of Tenant's Work be deemed to cause, any delay or postponement in the Term Commencement Date. Tenant shall not be obligated to commence Tenant's Work until such time Landlord delivers the Premises to Tenant and such Premises are in a phase of "SUBSTANTIAL COMPLETION" (defined in Section 5.02(c) below) excluding minor items of a cosmetic nature which do not in any material respect interfere with Tenant's completion or use of the Premises ("PUNCH LIST ITEMS").

     Tenant will be required to perform all work above and beyond the Structural Shell necessary and appropriate for the Tenant's build-out and Tenant's operation. Tenant shall undertake and complete any and all work necessary to address all national, federal, state, and local laws, rules, ordinances, regulations and code requirements for the Premises necessary for a schedule consistent with the opening of the Center. Landlord will not be reviewing Tenant's plans and specifications for the Premises. Tenant hereby covenants that Tenant's plans and specifications for the Premises will comply with all applicable New York State and local codes and regulations and the Palisades Center Tenant Information Package. Landlord hereby waives any right to review Tenant's aesthetic design. Tenant acknowledges that certain on-site work at the Center is subject to a Project Labor Agreement (the "PLA") by and between and among Landlord's Construction Project Manager, the Building and Construction Trades Council of Rockland County, and signatory Local Unions. Tenant agrees that all Tenant Work performed or to be performed which is covered by the PLA shall be performed under and pursuant to the terms of the PLA. In furtherance thereof, prior to undertaking or commissioning any of Tenant's Work and within fifteen (15) days of the execution date of this Lease (as stated on the cover page

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hereof) Tenant shall execute a signature page which will become part of the PLA signifying Tenant's agreement to be bound by the terms of the PLA.

     Tenant's Work includes the following:

     WALLS, PARTITIONS, FINISHES AND DOORS: In addition, Tenant shall install and finish all demising walls beyond the demising walls installed by Landlord, including all insulation (if required), blocking, bracing doors, including doors leading into the service corridors, exterior doors, (in precast or other) frames and hardware, paint and finishes.

     FIRE PROTECTION: Tenant shall maintain, in accordance with all applicable codes, the appropriate fire rating for all structural beams and columns within the Premises as installed by Landlord. If the Premises is 50,000 square feet or greater, Tenant shall provide and install a fire alarm system subpanel compatible with Landlord's fire alarm and building management systems which is connected with the Center's main fire alarm system. If the Premises is less than 50,000 square feet, Tenant shall, at its sole cost and expense, engage the services of Landlord's fire alarm system contractor to provide and install, where applicable, smoke detection devices which are compatible with, and shall be connected to, the Center's main fire alarm system. Tenant shall modify, at its sole cost and expense, the Landlord installed base sprinkler grid with heads in accordance with applicable codes based on Tenant's plans for the Premises. Tenant shall construct, from the bottom of the above metal floor decking, along the entire length of Tenant's storefront, a smoke curtain with a one hour fire rating which shall measure thirty-six inches (36") in height.

     HEATING, VENTILATING AND AIR CONDITIONING: A complete HVAC system, including a smoke control system, and connection to utility billing system as required by the applicable Public Utility or Energy Provider, and any equipment and/or controls necessary to interface and be compatible with the HVAC units. Tenant shall be responsible, where applicable, for installing all condensate piping to Tenant's HVAC system.

     a) OUTSIDE AIR DUCT SYSTEM: Landlord, at Landlord's sole cost and expense, shall provide a system to supply outside air to Tenant's HVAC equipment where necessary, and as required by the design of the Center with due regard to the nature of the mechanical equipment provided.

     b) TOILET EXHAUST: A toilet exhaust duct system will be provided, where necessary, in accordance with the design of the Center. Each effected tenant shall be required to connect to the system and shall be prohibited from making separate roof penetrations. Where practical, tenants shall extend all vent and exhaust piping through the roof, with roof penetrations to be made by Landlord's designated roofing contractor at Tenant's expense.

     PLUMBING: A master sanitary vent will be provided, where necessary, in accordance with the design of the Center. Each effected Tenant shall be required to connect to the system and shall be prohibited from making separate roof penetrations. Where practical, tenants shall extend all vent and exhaust piping through the roof, with roof penetrations to be made by Landlord's designated roofing contractor at Tenant's expense. Tenant is responsible to extend plumbing lines and provide a complete and operational plumbing system within Tenant's Premises.

     ELECTRICAL SERVICE: Installation, repair, maintenance and replacement of all conduit, wiring, panel boards, junction boxes, electric meters, and metering systems transformers, fixtures and equipment necessary to complete Tenant's electrical, telephone, security and public address or sound system. When designing its interior storefront display windows, Tenant shall install two hundred (200) watts of electrical illumination for each lineal foot of display window or frontage to the mall, which shall be located within the area that is three feet (3'-0") from the interior or, as applicable, exterior of the storefront of Tenant's Premises.

     WATER SERVICES AND SERVICE HOOK-UP: Tenant shall directly make application for and pay the appropriate fee to the applicable municipal water department to obtain water services and a water meter, and sewer hook-up.

     ROOF WORK: In order to maintain the integrity of the roof warranty, no penetration or other roof work will be permitted unless such work is performed by Landlord's designated roofing contractor. All such roof work shall be at Tenant's sole cost and expense.

     (b) Tenant agrees to obtain and maintain, or cause Tenant's contractors, at Tenant's or Tenant's contractors expense, for so long as Tenant's Work continues, owners and contractors protective liability insurance, public liability insurance, builder's risk property insurance covering Tenant's Work, and Workers' Compensation insurance, protecting from and against any and all liability for death of or injury to persons or damage to property caused in or about the Premises, or by reason of the construction of Tenant's Work. Tenant shall furnish to Landlord certificates evidencing said coverage prior to the commencement of Tenant's Work and insurance policies, required by this Section 5.02, shall comply with the provisions of Article 12 set forth below.

     (c) The term "SUBSTANTIAL COMPLETION" shall define a certain phase in the progress of Landlord's Work when such scope of work is sufficiently complete to allow Tenant to occupy its Premises and commence Tenant's Work, including but not limited to all utilities being available to the Premises. Landlord and Tenant shall conduct a walk-through of the Premises within ten (10) days of Landlord's delivery of



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possession to Tenant to identify any and all punch list items as well as any and all major defects and incomplete items which materially impair Tenant's use of the Premises or the completion of Tenant's Work. The Premises shall not be deemed to be in a state of Substantial Completion until all such major defects and incomplete items have been repaired or completed. In the event Tenant fails to participate in said walk-through within ten (10) days of the date of Landlord's delivery Notice, then the Premises shall be deemed to be in a state of Substantial Completion as of the date of Landlord's delivery Notice.

5.03  PAYMENT

     Any payment due or to be made by Tenant for any items of Tenant's Work which Tenant requests Landlord to perform and which Landlord agrees to undertake as provided in Section 5.02 above, shall be paid for by Tenant, as Additional Rent, within ten (10) days after receipt of a bill therefore.

5.04  FINANCING

     (a)  Intentionally deleted.

     (b) If Landlord can obtain approval of this Lease from a mortgagee for the purposes of financing or refinancing only upon the basis of reasonable modifications of terms and provisions of this Lease (the "FINANCING MODIFICATIONS"), Landlord shall have the right to terminate this Lease if Tenant refuses to approve any reasonable such modifications within thirty (30) days after Landlord's request. The Financing Modifications shall not relate to those provisions pertaining to size or location of the Premises, length of the term, or amount of Rent, Percentage Rent or Additional Rent, the Allowance or the Permitted Use, nor shall such modifications increase Tenant's obligations, decrease Tenant's rights, or increase Tenant's financial obligations under this Lease. If such right to terminate is exercised by Landlord, this Lease shall thereafter be null and void, and neither Party shall have any liability to the other by reason of such cancellation.

     (c) Within fifteen (15) days following request by Landlord in connection with any financing or sale of the Center, which request shall not be made more than once per Lease Year, Tenant shall provide to Landlord financial statements (audited or non-audited) for Tenant's last fiscal year, including a balance sheet, sales reports and statements of income.


ARTICLE 6      TRADE NAME AND CONDUCT OF BUSINESS BY TENANT

6.01  USE OF PREMISES AND TRADE NAME

     Throughout the Term, Tenant shall operate the Premises solely under the trade name "NASCAR Silicon Motor Speedway" or "Silicon Motor Speedway" or, with Landlord's approval, not to be unreasonably withheld, any other legally permitted trade name, and use the entire Premises solely for the purpose(s) of conducting an interactive entertainment center featuring among other things racing simulators and other related retail and entertainment uses; such uses may include but shall not be limited to the installation and operation of simulators and the sale of auto racing, including NASCAR Silicon Motor Speedway merchandise, NASCAR driver merchandise and other entertainment merchandise related to NASCAR; the sale of hot and cold beverage and snack foods, and for no other purpose whatsoever. Tenant shall use its reasonable efforts not to place any food vending machines or other food sales area at the store front of the Premises. Anything contained in this Lease to the contrary notwithstanding, throughout the Term Tenant shall limit the display of merchandise to no more than forty percent (40%) of the square footage of the Premises. Landlord hereby represents and warrants to Tenant that Tenant's use of the Premises as contemplated in this paragraph does not violate any exclusivity clause or other agreement between Landlord and any other party, including any other Tenant of the Center, and Landlord shall indemnify, defend, protect, and hold harmless Tenant from any loss, liability, cost, expense, judgment, action or claim of any such party arising from the inaccuracy of such representation and warranty. Anything contained in this Lease to the contrary notwithstanding, Landlord's consent shall not be unreasonably withheld for any change or addition to Tenant's permitted use requested in writing by Tenant. Tenant hereby agrees that the criteria which Landlord may use in determining whether or not to grant such consent shall include, but not be limited to, (i) the impact such change or addition may have on the tenant mix of the Center, (ii) whether such change or addition violates any use restriction applicable to the Center, or (iii) the compatibility such change or addition may have with a first-class super-regional shopping center.

     Notwithstanding anything to the contrary in this Section 6.01 of this Lease, Tenant shall be entitled to use the Premises from time to time for conducting the uses set forth in Section 6.01 for the exclusive use of groups of private parties ("Private Events"). Tenant may while such Private Events are in progress, temporarily restrict access by the general public to Tenant's simulator rides, provided that the Tenant shall otherwise remain open to the general public for the sale of merchandise and the sale of simulator ride tickets for redemption by the public after any Private Event is concluded. Gross Receipts in connection with Private Events shall be included in Gross Receipts for purposes of calculating Percentage Rent. In connection with Private Events, Tenant may serve food and beverage (including alcoholic beverages) for on-premises consumption only, provided that Tenant obtains or causes to be obtained all governmental licenses, approvals and permits required in connection


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
therewith and in the case of offering of any alcoholic beverages for consumption within the Premises, Dram Shop or liquor liability insurance coverage. For the preparation and serving of food and alcoholic beverages at Private Events, Tenant shall engage, and cause third parties to use, restaurants and food establishments located within the Center ("Center Caterer"), provided that up to ten percent (10%) of the total number of Private Events held during a Lease Year may be catered by non-Center Caterers and provided, further, that Tenant shall not be required to use or cause to be used Center Caterers for Private Events within the Center unless at the time of the related Private Event there are at least three restaurants or other food and beverage vendors in the Center offering catering services from the Center at prices equal to or less than the then menu prices of such restaurant or vendor and two of three of such Center Caterers are full service sit down restaurants (such as by way of example and not limitation Rainforest Cafe, California Pizza Kitchen, Dave & Busters, TGI Fridays, California Cafe, Legal Sea Foods, or Macaroni Grill) and one of the three is either a full service restaurant or a limited service restaurant, food court operator or other food and beverage operator (such as by way of example and not limitation Johnny Rockets or Sbarros). In the event that Tenant shall be in default of the immediately preceding sentence and a Private Event is conducted in whole or in part by other than a Center Caterer, then, as liquidated damages and not as a penalty, the retail value of food and beverage provided by such third party shall be included in the amount of Gross Receipts used to compute Percentage Rent payable under this Lease on merchandise sold from the Premises. Any Private Events which are held at times when the requirements set forth in the provisos above concerning Center Caterers are not met shall be excluded from the total number of Private Events held during any Lease Year for purposes of calculating the ten percent (10%) permissible number of Private Events catered by non-Center Caterers as described above.

6.02 TENANT'S OPERATING COVENANT

     Subject to Section 23.04 below, Tenant shall occupy and be open for business in the entire Premises, during not less than the hours of 10:00 a.m.
to 10:00 p.m. ("STANDARD MALL HOURS"), and shall continuously operate its store in the entire Premises throughout the Term ("TENANT'S OPERATING COVENANT PERIOD"). Notwithstanding the foregoing, Tenant shall be permitted to be open for business until the later of (i) 2:00 a.m. or (ii) as late as any other tenant located on the fourth level of the Center is permitted to be open without incurring any Extra Hours Charge as set forth in Section 7.05 below. Landlord has the right to modify the Standard Mall Hours from time to time at its sole and absolute

                                      11a
discretion. Tenant shall operate in the Premises as of the Term Commencement Date, during Standard Mall Hours as Landlord shall direct, with due diligence, effort and efficiency so as to maximize Gross Receipts. At all times during the Term, Tenant shall carry in the Premises a stock of merchandise of a size, character and quality as shall be reasonably designed to produce the maximum return to Landlord and Tenant. Tenant shall use for office, storage or other non-selling purposes only such space as is reasonably required for the proper operation of Tenant's retail business in the Premises. Tenant acknowledges and agrees that the Center's success is dependent upon the continued operation of Tenant's business as required by the terms of this Lease.

     In the event Tenant ceases operation prior to the Termination Date, (defined in Section 2.02 herein) Landlord shall have the right to obtain a court order for specific performance of Tenant's Operating Covenant as set forth in this Section 6.02. During any part of Tenant's Operating Covenant Period that Tenant shall fail to operate the Premises as provided herein, in addition to Landlord's right to seek specific performance of Tenant's Operating Covenant Period, Tenant shall pay as liquidated damages, as a reasonable estimate of damages suffered by Landlord due to the loss of Rent, Percentage Rent and Additional Rent, and the damage to the character and quality of the Center and other non-quantifiable adverse effects caused by Tenant's failure to continually operate, a sum equal to [***] of the Rent for the remainder or unexpired portion of Tenant's Operating Covenant Period. The payment of such sums shall not relieve Tenant of any of its obligations under this Lease. Anything contained in this lease to the contrary notwithstanding, Tenant shall not be obligated to continuously operate from the Premises during period which
(i) Tenant is carrying on remodeling activities, provided prior Notice of such activities has be delivered to Landlord, (ii) Tenant is closed for the taking of inventory (not to exceed four (4) days per Lease Year), or (iii) Tenant's use and occupancy of the Premises is prohibited by any law, ordinance, order or other act of any judicial, governmental or quasi-governmental authority.

6.03  OTHER BUSINESS PRACTICES

     (a) Tenant shall keep the Premises, all show windows and signs and any loading area and all other areas designated for Tenants sole use, in good, safe, neat and clean condition. Tenant shall keep the premises and any sidewalk or service area contiguous to or part of the Premises free of debris, water, rubbish, garbage, pests, rodents and vermin, and, upon two (2) days written notice by Landlord to Tenant of Tenant's failure to do so, Landlord may remove such debris, water, substances, rubbish, garbage, pests, rodents and vermin and charge Tenant the actual cost of such removal plus twelve percent (12%) for administration.

     (b) Tenant shall keep its display windows dressed and electrically illuminated (in accordance with Section 5.02 herein) during such periods of time as may from time to time be required by Landlord of substantially all other retail businesses located within the Center.

     (c) Tenant shall load and unload its goods, foods, inventory, ingredients, stock, merchandise, equipment and supplies and remove its rubbish only by way of the loading area and service doors designated by Landlord for Tenant's use.

     (d) Tenant shall not commit nor knowingly and willfully permit any act or practice which may tend to injure the building occupied by Tenant, nor permit its equipment to be a nuisance to other tenants, nor keep goods, foods, rubbish, inventory, merchandise on or obstruct the mall area or sidewalks or other areas outside the Premises, not conduct or permit any fire, bankruptcy, auction or going-out-of-business sale, nor erect or retain any sign, light, lettering, inscription, symbol or mark which is not approved by Landlord, nor install any antenna, fixture, or improvement outside of the Premises, nor sell or display merchandise outside the Premises. Notwithstanding the foregoing, Tenant shall be permitted to place professionally generated signs, advertisements and decorations within the Premises consistent with Tenant's other operations. Anything contained in this Lease to the contrary notwithstanding, Tenant shall be permitted to install a video wall or mounted video screen or panel within the Premises which can be visible to customer from outside the Premises.

     (e) In all of the Tenant's printed material referring to the location of the Premises and in all of Tenant's local advertising (by newspaper, radio, television or otherwise), Tenant shall include in any reference to Tenant's place of business the name and where appropriate the symbol) of the Center.

     (f) Tenant agrees to store in the Premises only such goods, food, inventory and merchandise as is to be offered for sale at retail from the Premises within a reasonable time after receipt; to store all trash and refuse in adequate containers within the Premises and to maintain such containers in a healthy, safe, neat, odor free and clean condition and in a location so as not to be visible to members of the public shopping in the Center, and to attend to the daily disposal thereof in the manner designated by Landlord; and to conform to all rules and regulations which Landlord may make in the management and use of the Center requiring such conformance by Tenant and Tenant's employees. If the Premises are used for the sale of food, Tenant shall store all trash, refuse and garbage in a garbage storeroom or compartment which Tenant shall install and keep in good repair at its sole expense. Landlord may require that the premises be periodically treated against pests, rodents or vermin, and in such event, Tenant shall, at its sole cost and expense, enter into a contract with a professional pest control service for the performance of such work, which contract and service shall be subject to Landlord's prior approval.

     (g) Costs associated with the collection and removal of rubbish in the Common Areas are included in Rent in accordance with Section 7.04 herein. With respect to the collection and removal of rubbish produced on the Premises and in the course of the operation of Tenant's business, Tenant agrees to contract with a third party rubbish removal contractor designated by the Landlord and pay directly to such contractor,

*** Confidential treatment requested.
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
when due, all charges at the rate established therefore from time to time. Tenant may, however, contract with an entity other than that designated by Landlord in the event that Landlord's designated contractor's rates are not reasonable and competitive with alternative services available to Tenant. Notwithstanding the foregoing, Tenant covenants to properly dispose of all rubbish, trash and refuse produced on the Premises in accordance with applicable Governmental Orders relating to the sorting or recycling of trash or refuse.

     (h) Tenant shall comply with additional rules and regulations for the use and occupancy of the Center as Landlord, from time to time, may impose or amend in the best interests of the Center.

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ARTICLE 7       COMMON AREAS AND OPERATING COSTS
--------------------------------------------------------------------------------

7.01 DEFINITION

     The term "COMMON AREAS" shall mean the interior and exterior areas and facilities within and around the Center which are not leased to a tenant, or by nature not leasable to a tenant for the purpose of the sale of merchandise or the rendition of services to the general public. Common Areas shall include, but shall not be limited to, all parking areas and facilities, roadways, driveways, entrances and exits, truck service ways and tunnels, utilities, water filtration and treatment facilities, retention ponds or basins located within or outside the Center, retaining and exterior walls, sidewalks, open and enclosed malls, outside courts, landscaped and planted areas, escalators, stairways, elevators, service corridors, service areas, loading docks, hallways, public restrooms, community rooms or areas, roofs, equipment, signs and any special services provided by Landlord for the common or joint use and benefit of all tenants in the Center, their employees, customers and invitees.

7.02 DEVELOPMENT OF COMMON AREAS

     As Landlord deems appropriate, Landlord shall make available from time to time such Common Areas, which may in part consist of areas made available by means of REA or other agreements, for the common benefit to the tenants and occupants of the Center. Subject to the provisions of any REA Agreement, Landlord shall operate, manage, equip, heat, cool, ventilate, insure, repair and maintain such Common Areas for their intended purposes in such a manner as Landlord shall, in its sole and absolute discretion determine. Landlord shall at all times and without being subject to liability, have the right to determine, change or alter the nature, extent, size or location of the Common Areas. Tenant shall not be entitled to any compensation or diminution or abatement of rent on account of any Common Area change, nor shall any such action be deemed an actual or a constructive eviction of Tenant.

7.03 USE OF COMMON AREAS

     (a) Tenant and its officers, employees, agents, customers and invitees shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the Common Areas as designated by Landlord from time to time, subject to such regulations as Landlord may from time to time impose.

     (b) Landlord's regulations may include designation of the days and hours of operation and use and designation of specific areas in which motor vehicles owned or used by Tenant, its officers, employees, and agents must be parked. Tenant shall, upon request, furnish to Landlord the license numbers and descriptions of the motor vehicles operated by Tenant and its officers, agents and employees. If Landlord designates such parking areas, and if any motor vehicle of Tenant, or an officer, employee or agent of Tenant is parked in any other portion of the Center, Tenant shall pay to Landlord, the sum of [***] for each motor vehicle for each day such motor vehicle(s) is so parked. Tenant hereby authorizes Landlord to tow or cause any such car to be towed to the then designated parking area. Notwithstanding anything to the contrary herein, Tenant shall be entitled to one (1) notification during the Term before Tenant shall be obligated to pay Landlord the amount set forth in this Section 7.03(b) for said violation. Tenant, upon receipt of Landlord's statement sent to the address shown at the beginning of this Lease, agrees to pay Landlord, as Additional Rent, all sums due pursuant to this Section 7.03, to reimburse Landlord for the above amounts and the cost of towing such improperly parked vehicles. Tenant agrees to abide by such regulations and to use its best efforts to cause its officers, employees, agents, customers and invitees to conform thereto.

     (c) Landlord may at any time (i) close temporarily the Common Areas or any portion thereof; (ii) make repairs or changes to prevent the acquisition of public rights therein; (iii) discourage non-customer parking; and (iv) may do such other acts in and to the Common Areas as in its judgment may be desirable to improve the convenience thereof. Tenant shall not at any time interfere with the rights of Landlord and other tenants, its and their permitted officers, employees, agents, customers, and invitees, to use any part of the parking areas and other Common Areas. Landlord shall have the sole and exclusive right to use the Common Areas for advertising purposes, promotions, exhibits, shows, displays, kiosks and such other similar uses. Notwithstanding the foregoing, Landlord shall not modify the Common Areas in any manner that would have a material adverse affect on pedestrian and vehicular traffic or that would materially limit the number of parking spaces reasonably required for the business and retail activities conducted or that otherwise would adversely affect access to the Premises or the Building in which the Premises are


*** Confidential treatment requested.

located. Landlord hereby agrees that it shall not install or allow to be installed any permanent or temporary kiosk or cart in the area marked "NO KIOSK AREA" as shown on EXHIBIT "A-2" attached hereto (other than in the locations specifically noted in the No Kiosk Area, provided that any kiosk permitted in the specified locations shall not exceed an area of 150 square feet nor a height of 8 feet).

     (d) Anything contained in this Lease to the contrary notwithstanding and subject to all applicable governmental codes, rules and regulations, Tenant shall be permitted to place a genuine or replica NASCAR automobile in the Common Area of the Center in the location shown on Exhibit A-1A adjacent to the Premises, provided such automobile shall not obstruct the entrances of any other tenants or occupants of the Shopping Center. In addition, Tenant may be permitted to use the Common Area immediately adjacent to the Premises for the purposes of queuing Tenant's customers. The queuing of such customers shall be subject to the reasonable rules and regulations imposed by Landlord as provided in this Lease.

7.04 COMMON AREA COSTS

     Common Area Costs (as hereinafter defined) are included in Rent and shall be fixed for the Term. "COMMON AREA COSTS" or "CAM" shall mean the total costs and expenses incurred in operating, heating, ventilating, cooling, security, insurance, sprinklering, compactor expenses, managing, food court maintenance and maintaining the Common Areas, including but without limitation, such maintenance, repair, replacement and remodeling as shall be required in Landlord's sole and absolute judgment to preserve the utility thereof in the same condition and status as existed at the time of completion of the original construction and installation.

7.05 EXTRA HOURS COMMON AREA COSTS

     (a) In the event Tenant is open for business in the Premises beyond Standard Mall Hours or when less than fifty percent (50%) of the total leased area of the Center is open for business, then for each such hour that Tenant is open for business in the Premises, Tenant, shall pay to Landlord, as Additional Rent, an hourly amount (the "EXTRA HOURS CHARGE") which shall be determined at the time Tenant puts Landlord on Notice that Tenant will operate and be open for business within the Premises beyond the Standard Mall Hours. The Extra Hours Charge shall be due and payable to Landlord within ten (10) days after the end of the month in which such Extra Hours Charges are incurred. To the extent Tenant is open for business in the Premises beyond Standard Mall Hours on a consistent basis, Rent due Landlord pursuant to Section 3.01 herein shall increase at a reasonable amount to be determined at such time Tenant's operations consistently exceed Standard Mall Hours.

     (b) "EXTRA HOURS CHARGES" shall mean the total costs and expense incurred by Landlord in operating the Center and Common Areas in excess of the Standard Mall Hours as defined above. Such costs and expenses shall include, but shall not be limited to the following: security, lighting including exterior and interior parking lot lighting, maintenance and all energy and utility charges relating to the Common Areas.

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ARTICLE 8       ENERGY AND COSTS
--------------------------------------------------------------------------------

8.01 ENERGY AND UTILITY CHARGES

     (a) Prior to entering into possession of the Premises, Tenant shall either directly or through Landlord, make application to the appropriate local authority, municipality or other governmental agency or other Energy Provider (as defined in Section 8.01(b) below) to obtain service for Tenant's electric, water, and any other utility requirements. The Premises shall be separately metered for electricity and water. Tenant shall be solely responsible for the cost of obtaining such services and the cost of providing, installing, maintaining, repairing and replacing any required meters. Tenant shall pay to Landlord, within ten (10) days after receipt of a bill therefor, the cost of any sewer rents or sanitary charges for service used upon or furnished to the Premises at the rates in effect from time to time which would be applicable to Tenant as a direct customer of the utility or municipality providing sewer and sanitary services to the Center.

     (b) From and after the date Tenant first enters into possession of the Premises, Tenant shall be billed directly by and pay to the entity providing electric and thermal energy to the Center (the "ENERGY PROVIDER").

8.02 MISCELLANEOUS UTILITY PROVISIONS

     (a) Tenant shall not install within the Premises any equipment, fixtures or appliances which exceed the capacity of the utility facilities within or serving the Premises. If any such equipment, fixtures or appliances installed by Tenant requires additional utility facilities, the same shall be installed by Tenant at Tenant's sole cost and expense. Tenant agrees to use all reasonable precautions to guard against the waste of energy.

     (b) Tenant shall operate the heating, ventilating and cooling systems serving the Premises such that the temperature in the

Premises will be the same as that in the Common Areas, and Tenant shall set Tenant's thermostat at the same temperature as exists in the Common Areas. Tenant shall operate ventilation equipment such that the relative air pressure in the Premises will be the same as or more than that in the Common Areas.

     (c) Landlord shall not be liable for any damages resulting from or arising out of any discontinuance by the Energy Provider for Tenant's non-payment of energy or utility charges and the same shall not constitute a termination of this Lease or an actual or constructive eviction of Tenant.

     (d) Tenant agrees that Landlord shall not be responsible for any interruption of business or damage to the Premises resulting from an interruption of utility service caused by the Energy Provider, any utility company or governmental regulatory agency.

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ARTICLE 9      FIXTURES, ALTERATIONS, SIGNS
--------------------------------------------------------------------------------

9.01 INSTALLATION BY TENANT

     After the completion of Tenant's Work, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any exterior sign, exterior lighting, plumbing fixtures, exterior shades or awnings without first obtaining Landlord's written approval which shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant shall be permitted to make interior, non-structural alterations, changes, and modifications not exceeding [***] per Lease Year without Landlord's prior consent, provided Tenant notifies Landlord in writing prior to the commencement of such alterations, changes, and/or modifications. Tenant shall present to Landlord plans and specifications of such work at the time approval is sought. All permitted alterations, additions or improvements shall be done in a good and workmanlike manner in compliance with all Governmental Orders and shall not interfere with or interrupt the conduct of any tenants' normal business. All fixtures installed by Tenant shall be new or completely reconditioned. Tenant hereby warrants that such fixtures will be free from defects in material and workmanship and designed, constructed and installed so as not to be hazardous to the Center or any persons who may come on to the Premises.

9.02 REMOVAL AND RESTORATION BY TENANT

     All alterations, additions, improvements or installations made by Tenant, or made by Landlord on Tenant's behalf and at Tenant's expense, shall remain the property of Tenant for the Term. Such alterations, additions, improvements, trade fixtures and equipment shall not be removed from the Premises prior to the end of the Term without Landlord's prior written consent, except in the case of routine maintenance, refurbishment or replacement of defective or broken items. Upon expiration of the Term, or upon Tenant's vacating the Premises or upon eviction or surrender of the Premises prior to expiration of the Term, any permanent leasehold improvements and fixtures or equipment permanently attached to the real estate shall become the property of Landlord if not removed by Tenant. With respect to any improvements and fixtures which Tenant does remove, Tenant shall be obligated to repair any damage resulting from such removal, and Tenant's possession of the Premises shall not be deemed terminated until such repairs have been completed. Tenant shall surrender all keys for the Premises to Landlord and shall inform Landlord of all combinations on locks, safes and vaults, if any, in the Premises. Within five (5) days following the expiration or earlier termination of this Lease, Tenant shall remove furnishings, equipment, trade fixtures and personal property or else Landlord shall have the option of retaining or removing such property at Tenant's expense. Tenant shall repair or cause to be repaired any damage to the Premises caused by such removal.

9.03 SIGNS, AWNINGS AND CANOPIES

     Tenant will not place, maintain or suffer to be placed or maintained on or in an exterior door, wall or window of the Premises any sign, awning or canopy, decoration, lettering or advertising matter or other thing of any kind without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, Landlord's consent shall not be required for any professionally prepared signs or banners, or for the installation of an awning or canopy at the store front of the Premises, provided such awning or canopy complies with all applicable building codes and further provided that such awning or canopy does not utilize any supports which cannot be integrated into the store front of the Premises. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times.

9.04 CONDITION OF THE PREMISES

     Throughout the Term, Tenant shall maintain the Premises in a manner consistent with a first class shopping center.

*** Confidential treatment requested.

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ARTICLE 10      REPAIRS AND MAINTENANCE
--------------------------------------------------------------------------------

10.01  LANDLORD'S OBLIGATION TO REPAIR

     Subject to Article 13 below, Landlord agrees to repair and maintain, at Landlord's sole cost and expense, in good order and serviceable condition, the outside walls, roof, structure and foundation of the building containing the Premises. Landlord shall not be required to commence any such repair until a reasonable time after written Notice from Tenant that a repair is necessary, except this covenant shall not include the following, which shall be Tenant's sole responsibility:

     (a) Repair of damage caused by the act or omission of Tenant, its employees, agents, and contractors; and

     (b)  Repair of any loading areas not used in common with others; and

     (c)  Repairs which are the responsibility of Tenant in accordance with
Section 10.02 below.

10.02  TENANT'S OBLIGATION TO REPAIR

     (a) Tenant agrees, at its sole cost and expense, to repair and maintain the Premises in good order and condition, including, but not limited to, the non-structural portions of the Premises, including Tenant's storefront, loading areas, show windows, doors, windows, plate and window glass, ceilings, floor coverings, and the plumbing, sprinkler, electric and sewage systems, facilities, appliances, lighting fixtures and other systems and improvements located within the Premises. Tenant shall, at its sole cost and expense, obtain any and all permits and approvals necessary to effect such repairs and submit to Landlord a copy of such permits or approvals prior to the commencement of any repair work. In addition, Tenant shall be responsible, at its sole expense, for the repair and maintenance of its HVAC equipment, in whatever form, including roof top units or other supply mechanisms and unit(s) (if any) and any other equipment or improvement located outside the Premises which is constructed or installed by Tenant or at Tenant's request. Tenant shall obtain Landlord's prior consent before making any repair or performing any maintenance which may adversely affect any aspect of the Center's operation.

     (b) During the entire Term, Tenant agrees to maintain, at Tenant's sole cost, a maintenance contract with the Energy Provider, or, as applicable, an independent HVAC contractor approved by Landlord covering at least the routine items of maintenance for Tenant's HVAC systems are recommended by the manufacturer of such systems, provided that the cost thereof at all times shall be reasonable and competitive. Tenant agrees to provide Landlord with a copy of such HVAC service contract within thirty (30) days following the Term Commencement Date. Further, Tenant agrees during the entire Term to use the sprinkler contractor(s) and fire alarm company(ies) designated by Landlord for any repairs or maintenance required for Tenant's sprinkler system, or fire alarm system, if applicable, provided that the cost thereof at all times shall be competitive.

     (c) If repairs are required to be made by Tenant pursuant to the terms of this Lease, Landlord may demand (but shall not be required to do so) that Tenant make the same forthwith, and if Tenant refuses or neglects to commence such repairs and complete the same with reasonable dispatch after such demand, and if Tenant's failure to commence such repairs continues for fifteen (15) days after receipt of Notice from Landlord, Landlord may make or cause such repairs to be made and shall not be responsible to Tenant for any loss or damage that may accrue to its stock or business by reason thereof. If Landlord makes or causes such repairs to be made, Tenant agrees that it will, on demand, pay as Additional Rent to Landlord, the cost of the repairs, and an twelve percent (12%) administration fee, and if Tenant defaults in such payment, Landlord shall have the remedies provided in Article 15 below. Likewise, if repairs are required under the terms hereof to be made by Landlord, and Landlord fails or refuses after twenty (20) days Notice and demand by Tenant to commence such repairs and thereafter diligently prosecute same to completion, then Tenant shall have the right to make such required repairs. Landlord shall reimburse Tenant for the cost of such repairs within twenty (20) days after receipt by Landlord of evidence of payment therefor by Tenant; additionally, Tenant shall have the right to offset such costs against the payment of Rent, Percentage Rent or Additional Rent if Landlord shall fail to reimburse Tenant for the cost of such repairs within thirty (30) days after receipt by Landlord of evidence of payment therefor by Tenant.

     (d) If Landlord determines Tenant's use of the Premises requires a grease trap, Tenant agrees to install, maintain, repair and, as necessary, replace any grease trap at Tenant's sole cost, and enter into a maintenance contract with an independent service contractor approved by Landlord to inspect, clean and repair such grease trap at such intervals as may be required by Tenant's use but in no event less frequently than once a month.

10.03  ARTICLE NOT APPLICABLE TO FIRE OR CONDEMNATION

     The provisions of this Article shall not apply to the repair of damage caused by fire casualty, which matter is covered under Article 13, nor shall these provisions apply to a taking under the power of Eminent Domain, which matter is covered under Article 14 below.

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ARTICLE 11     INDEMNITY.
--------------------------------------------------------------------------------

11.01  INDEMNITY

     Tenant shall indemnify, hold harmless and defend Landlord, Landlord's managing agent, if any, and such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible, from and against any and all claims, actions, suits, cross-claims, counterclaims, third party actions, damages, liabilities and expenses in connection with loss of life, personal injury, bodily injury or damage to property arising from or out of any occurrence in, upon or at the Premises, from or out of the occupancy or use by Tenant of the Premises or the Center or any part thereof, or occasioned wholly or in part by any negligent act or omission of Tenant, its agents, contractors, employees, lessees, invitees or concessionaires. In case Landlord, Landlord's managing agent or such other persons who are in privity of estate with Landlord, or to whom Landlord is legally responsible, shall be made a party to any action or proceeding commenced by or against Tenant, then Tenant agrees to protect and hold such parties harmless and to pay all costs, expenses and reasonable attorneys' fees incurred or paid by such parties in connection with such action or proceeding. Tenant shall pay to such parties all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the terms, conditions, covenants and agreements in this Lease.

     Landlord shall indemnify, hold harmless and defend Tenant, Tenant's managing agent, if any, and such other persons who are in privity of estate with Tenant, or to whom Tenant is legally responsible, from and against any and all claims, actions, suits, cross-claims, counterclaims, third party actions, damages, liabilities and expenses in connection with loss of life, personal injury, bodily injury or damage to property arising from or out of any occurrence in, upon or at the Center, or occasioned wholly or in part by any negligent act or omission of Landlord, its agents, contractors, employees, lessees, invitees or concessionaires. In case Tenant, Tenant's managing agent or such other persons who are in privity of estate with Tenant, or to whom Tenant is legally responsible, shall be made a party to any action or proceeding commenced by or against Landlord, then Landlord agrees to protect and hold such parties harmless and to pay all costs, expenses and reasonable attorneys' fees incurred or paid by such parties in connection with such action or proceeding. Landlord shall pay to such parties all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Tenant in enforcing the terms, conditions, covenants and agreements in this Lease.

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ARTICLE 12     INSURANCE
--------------------------------------------------------------------------------

12.01  LIABILITY INSURANCE

     Throughout the Term, Tenant, at its sole cost and expense, for the mutual benefit of Landlord and Tenant, shall maintain personal injury and property damage liability insurance of not less than [***] in respect of personal injury, bodily injury, death or property damage (combined single limit) against claims for personal injury, bodily injury, death or property damage occurring on, in or about the Premises, or arising from, in or about Tenant's use of the Common Areas, or resulting from or arising out of products sold from the Premises or Tenant's use of the Common Areas during the Term, (the "INSURANCE POLICY"). First, the Insurance Policy shall expressly contain a contractual endorsement to provide coverage for Tenant's indemnification set forth in Section 11.01 of this Lease, and shall contain a "PER LOCATION AGGREGATE" endorsement. The Insurance Policy shall be endorsed (i) as primary and (ii) so as to waive rights of subrogation against Landlord. Second, prior to the Term Commencement Date, Tenant shall provide Landlord with a certificate containing evidence of such coverage and of the coverage required in Sections 12.02(c) and (d) below, and Tenant shall thereafter provide Landlord with appropriate evidence of said coverage upon each anniversary date of the Insurance Policy. All such certificates should be sent to Landlord at the address shown at the beginning of this Lease, Attention: Legal Department. In the event that Tenant fails to provide the certificate as set forth herein or fails to provide evidence of such coverage at least thirty (30) days prior to the expiration date of each expiring Insurance Policy, Landlord may obtain such insurance at Tenant's sole cost and expense and upon demand of Landlord, Tenant shall reimburse Landlord for the cost of procuring such insurance coverage together with [***] for administration costs.

12.02  SPECIAL CAUSES OF LOSS AND DIFFERENCE IN CONDITIONS INSURANCE

     (a) At all times during the Term, Landlord shall keep all "PERMANENT IMPROVEMENTS," (defined in Section 12.02(b)) insured for the benefit of Landlord against loss or damage by risks now or hereafter embraced by "SPECIAL CAUSES OF LOSS" coverage and against such other risks as Landlord from time to time reasonably may designate in amounts sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies. In any event, the amount applicable to "SPECIAL CAUSES OF LOSS" policies shall be not less than [***] of the "THEN FULL REPLACEMENT COST" (being the cost of replacing the Permanent Improvements exclusive of the costs of excavations and footings below the lowest grade level). The Then Full Replacement Cost shall be determined from time to time (but not more frequently than once in any twelve (12) calendar months) by an appraiser, architect or other person or firm designated by Landlord.


*** Confidential treatment requested.

     (b) Permanent Improvements for purposes of this Section 12.02 shall mean the building in which the Premises is situated, the appurtenances thereto and the equipment and other improvements constructed by Landlord and Tenant pursuant to Section 5.01 and 5.02 of this Lease. Permanent Improvements shall EXCLUDE, however, Tenant's merchandise, inventory, trade fixtures, furnishings, equipment, wall covering, carpeting, drapes, and all personal property (collectively "TENANT'S PERSONAL PROPERTY"). Tenant shall provide Landlord with a certificate setting forth the cost of Tenant's Work no less than [***] days following the Term Commencement Date.

     Tenant shall, prior to commencing the build out of Tenant's Premises as such scope of work is defined Section 5.02 herein, purchase Improvement and Betterment insurance and provide Landlord with a copy of such insurance certificate no less than [***] days prior to the commencement of work.

     (c) At all times throughout the Term, Tenant shall keep all of Tenant's Personal Property situated at or on the Premises, insured with "SPECIAL CAUSES OF LOSS" coverage for not less than its full replacement cost, with any deductible, but not to exceed [***].

     (d) Tenant shall maintain, and shall cause all parties performing work on or about the Premises or on behalf of Tenant to maintain, (i) statutory Workers' Compensation coverage in the minimum amount required according to the laws of the state in which the Center is located and (ii) Employer's Liability coverage in limits of not less than [***].

12.03 INSURANCE ON COMMON AREAS.

     At all times during the Term, Landlord shall keep the Common Areas insured for personal injury, bodily injury and property damage liability, "SPECIAL CAUSES OF LOSS" property coverage, Workers' Compensation, Employer's Liability and any other casualty or risk insurance which Landlord or Landlord's insurance carrier deems necessary or appropriate. Landlord may elect to self insure up to the first [***] for personal injury, bodily injury, or under Workers' Compensation.

12.04 WAIVER OF SUBROGATION

     Each party releases and waives on behalf of itself and on behalf of the insurers of such party's property, any and all claims and any rights of subrogation of any such insurer against the other party, its employees and agents for loss (other than loss or damage resulting from the willful act of such other party, its employees and agents) sustained from any peril to property required to be insured against herein, whether or not such insurance is actually in force, or from any peril to property actually insured against, though not required to be under this Lease. The policies of the respective Parties shall contain an express waiver of subrogation to this effect (the "SUBROGATION WAIVER").

12.05 POLICIES

     All insurance provided pursuant to this Article 12 shall be effected under valid and enforceable policies of insurers with a minimum Best rating of A-, XII (or the equivalent in the event the Best rating system is discontinued), and issued by insurers of recognized responsibility which are licensed to do business in the State of New York. All of Tenant's policies of insurance required by this Article 12 ("TENANT'S INSURANCE POLICIES") shall name Landlord, Tenant, Landlord's managing agent and any mortgagee having an interest in any part or all of the Center (the name and address of which Tenant will have received written notice), as additional insureds, as their respective interests may appear. Tenant agrees that Tenant's Insurance Policies shall also be made payable, if required by Landlord, to a mortgagee or ground lessor, as the interest of such mortgagee or ground lessor may appear. The loss, if any, under any of Tenant's Insurance Policies provided for under this Article 12 may be adjusted with the insurance company by Landlord. Each of Tenant's Insurance Policies shall contain an agreement by the insurer that such policy shall not be terminated, canceled or reduced in coverage without at least thirty (30) days prior written Notice to Landlord and to any mortgagee or ground lessor to whom a loss is payable. The minimum limits of coverage for all of Tenant's Insurance Policies of insurance required by this Article 12 shall be increased by Tenant if reasonably required by Landlord.

-------------------------------------------------------------------------------
ARTICLE 13      DAMAGE BY FIRE OR OTHER HAZARD
-------------------------------------------------------------------------------

13.01 RESTORATION OF PREMISES

     (a) The Parties mutually agree that if the Premises are partially or totally destroyed or damaged by fire or otherwise, then Landlord (subject to being able to obtain all necessary permits and approvals) shall repair and restore the Premises as soon as is reasonably practicable to substantially the same condition in which the Premises existed before such damage; PROVIDED, that if the insurance proceeds (other than the amount of any deductible, self insured retention or co-insurance requirement) collected or collectible and available to Landlord to pay the cost of such repairs and restorations by Landlord as a consequence of such destruction or damage are less than the cost of such repairs and restoration as


*** Confidential treatment requested.

estimated by Landlord's architect, Landlord shall not be obligated to commence or perform such repairs and restorations, and this Lease upon Notice by Landlord to Tenant shall at the option of Landlord terminate, unless Tenant undertakes (in form and upon terms satisfactory to Landlord) to pay the difference between such estimated cost and such insurance proceeds. Within forty-five (45) days following the date of damage or destruction, Landlord shall notify Tenant of its intentions with respect to the repairs or restoration of the Premises. If, however, the Premises are totally destroyed or so damaged that Landlord cannot reasonably complete restoration or rebuilding in four (4) months to substantially the same condition in which the Premises were before such damage, then Landlord shall not be required to rebuild or restore, and this Lease shall be terminable by either party serving written Notice upon the other. In any event, if repairs have not been commenced within sixty (60) days after the date on which Landlord receives the insurance proceeds, this Lease may be terminated by Tenant serving Notice upon Landlord following the expiration of such sixty (60) days by giving Landlord not less than thirty (30) days advanced written Notice of such election, but in no event may Tenant terminate this Lease after such repairs have been commenced by Landlord.

      (b) In the event the Premises are completely or partially destroyed or so damaged by fire or other hazard that the Premises cannot be reasonably used by Tenant or can only be partially used by Tenant and this Lease is not terminated as provided in Section 13.01 (a) above, there shall be no abatement of Rent for the first sixty (60) days following the date of damage or destruction, it being understood and agreed that Tenant, at its discretion, and sole cost and expense, shall procure insurance necessary to protect itself against any interruption of its business during such sixty (60) day period. In the event Tenant is prevented from using the Premises in excess of sixty (60) days, then Rent and Additional Rent shall be abated, and there shall be a proportionate reduction to the Breakpoint, from and after said sixtieth day until the date Tenant is able to reopen for business within the Premises.

13.02 RESTORATION DURING LAST ONE AND ONE-HALF YEARS OF TERM

      Notwithstanding anything to the contrary in Section 13.01, if within one and one-half years prior to the expiration of the Term the Premises shall be damaged or destroyed by fire or otherwise and the estimated cost of restoration exceeds Fifty and 00/100 Dollars ($50.00) per square foot of each square foot of the Tenant Area (as defined in Section 23.03(b)) of Tenant's Premises, Landlord shall be under no obligation to repair and restore the Premises, and at the election of Landlord by Notice to Tenant this Lease shall terminate within one hundred twenty (120) days after such Notice.

13.03 TENANT'S OBLIGATION UPON RESTORATION

      In the event of damage or destruction to the Premises, and unless this Lease is terminated by Landlord or Tenant as provided in this Article 13, Tenant shall, as soon as possible, repair, redecorate and re-fixture the premises and restock the contents thereof in a manner and to at least a condition equal to that existing prior to its destruction or casualty, and reopen the entire Premises for business. All proceeds of insurance carried by Tenant on Tenant's Personal Property shall be held in trust and used for such purposes.

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ARTICLE 14      EMINENT DOMAIN
--------------------------------------------------------------------------------

14.01 EMINENT DOMAIN

      If the Premises, or any portion of the Premises so as to render the balance wholly unsuitable for the purpose of Tenant's occupancy, is taken by condemnation or the right of eminent domain, or by agreement between Landlord and those authorized to exercise such rights (collectively the "CONDEMNATION PROCEEDINGS"), either Party upon written Notice to the other shall be entitled to terminate this Lease, PROVIDED that such Notice is given not later than thirty (30) days after Tenant has been deprived of possession or use by such taking. Should any part of the Premises be so taken and should this Lease not be terminated in accordance with the foregoing provisions, Landlord covenants and agrees promptly after such taking to expend so much as may be necessary of the net amount which may be awarded to and received by it in such condemnation proceedings (the "CONDEMNATION PROCEEDINGS AWARD"), in restoring the Premises to an architectural unit as nearly like its condition prior to such taking as shall in the reasonable judgment of Landlord be practicable, with an appropriate abatement to be made in Rent, and a corresponding reduction in Breakpoint. Should the net amount so awarded to and received by Landlord be insufficient to cover the cost of restoring the Premises as estimated by Landlord's architect, Landlord may at its election, supply the amount of such insufficiency and restore the Premises, as above provided, or terminate this Lease. Where Tenant has not already exercised any right of termination accorded to it under this Section 14.01, Landlord shall notify Tenant of Landlord's election within ninety (90) days after the final determination of the amount of the Condemnation Proceedings' award.

14.02 LANDLORD ENTITLED TO AWARD

      Out of any award for any such taking of the Premises or any part thereof, Landlord shall be entitled to receive and retain the amounts awarded for the Premises out of any Condemnation Proceedings' Award, EXCEPT that Tenant shall be entitled to receive and retain only those amounts which may be specifically awarded to it in any Condemnation Proceedings because of the taking of its trade fixtures and its leasehold improvements which have not become a part of the realty, and such business loss as Tenant shall specifically and separately establish, but not otherwise. It is understood in the event of the termination of this Lease as provided in this
Article 14, Tenant shall have no claim against the Landlord or the condemning authority for the value of any unexpired Term of its Lease and no right or claim to any part of the Condemnation Proceedings' Award. Tenant WAIVES each such claim or right and assigns any such claim or right to any part or all of the Condemnation Proceedings' Award to Landlord, EXCEPT as reserved in this
Section 14.02. Anything contained in this Lease to the contrary notwithstanding, Tenant shall have the right to bring any claim during any Condemnation Proceedings, provided such claim does not reduce the claim of Landlord in said Condemnation Proceedings.

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ARTICLE 15     BANKRUPTCY AND DEFAULT PROVISIONS
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15.01 EVENTS OF DEFAULT AND CONDITIONAL LIMITATION

     (a) If at any time prior to or during the Term any one or more of the following events occurs, each such event shall constitute an "EVENT OF DEFAULT":

          (i)       Tenant makes an assignment for the benefit of its creditors;

          (ii)      Tenant becomes insolvent;

          (iii) The leasehold estate created in Tenant by this Lease is taken on execution or by other process of law;

          (iv) Any petition is filed against Tenant in any court, whether or not pursuant to any bankruptcy, reorganization, composition extension, arrangement or insolvency proceedings, and Tenant is thereafter adjudicated bankrupt, or such petition is approved by the Court; or the Court assumes jurisdiction of the subject matter and such proceedings are not dismissed within ninety (90) days after their institution; or any such petition is so filed by Tenant;

          (v) In any proceedings, a receiver or trustee is appointed for Tenant's property and such receivership or trusteeship is not vacated or set aside within ninety (90) days after the appointment of such receiver or trustee;

          (vi) There is a transfer or an attempted transfer of this Lease or of Tenant's interest in this Lease in violation of the restrictions set forth below in Article 17 of this Lease;

          (vii) Tenant ceases operation in or vacates or abandons the Premises or otherwise fails to fully perform the obligations contained in
Section 6.02 of this Lease, and such failure continues for ten (10) days following Notice from Landlord;

          (viii) Tenant fails to comply with any local, state or federal law, rule or regulation governing the use, handling and disposal of Hazardous Materials or is otherwise in violation of the obligations contained in Section
18.03 of this Lease, and Tenant fails to commence a cure of such violation within thirty (30) days following Notice from Landlord (or such shorter time period if required by law);

          (ix)      Tenant fails to comply with the obligations contained in
Section 21.03 of this Lease, and such failure continues for fifteen (15) days following Notice from Landlord;

          (x) Tenant fails to pay all or any portion of any installment of the Rent, Percentage Rent, or Additional Rent, when all or any portion of such is due and payable, and such failure continues for ten (10) days after receipt of written notice from Landlord to Tenant;

          (xi) Tenant fails to pay all or any portion of any installment of the Rent, Percentage Rent, or Additional Rent, when due and payable, and such failure occurs on three (3) or more occasions in any Lease Year or Partial Lease Year;

          (xii) Tenant fails to perform or observe any other material requirement of this Lease on the part of Tenant to be performed or observed and such failure continues for thirty (30) days after receipt of written notice from Landlord to Tenant; or

          (xiii)    Tenant fails to comply with the obligations contained in
Section 6.01 of this Lease, and such failure continues for ten (10) days after receipt of written notice from Landlord to Tenant; or where any such event shall occur on two or more occasions in any Lease Year or Partial Lease Year.

     (b) This Lease and the Term are expressly subject to the conditional limitation that upon the happening of any one or more of the aforementioned events of default, Landlord, in addition to the other rights and remedies it may have, shall have the right, upon Notice to Tenant, to declare this Lease terminated and the Term ended, in which event all of the right, title and interest of Tenant hereunder shall wholly cease and expire upon receipt by Tenant of a notice of termination. Tenant shall then quit and surrender the Premises to Landlord in the manner and under the conditions as provided for under this Lease, but Tenant shall remain liable as hereinafter provided.

15.01  LANDLORD'S REMEDIES

     (a) If this Lease shall be terminated as provided in Section 15.01(b) above, Landlord or Landlord's agents or employees may immediately or at any time thereafter re-enter the Premises and remove Tenant, its agents, employees, licensees, and any sub-tenants and other persons, firms or corporations, and all or any of its or their property from the Premises, either by summary dispossess proceedings or by any suitable action or proceedings at law or in equity, without being liable to indictment or prosecution of damages therefor, and repossess and enjoy the Premises, together with all alterations, additions and improvements to the Premises. In the event of such re-entry and repossession, Landlord may store Tenant's Personal Property in a public warehouse or elsewhere at the cost of and for the account of Tenant.

     (b) In case of any termination, re-entry or dispossession by summary proceedings or otherwise, the rents and all other charges required to be paid up to the time of such termination, re-entry or dispossession, shall be paid by Tenant, and Tenant also shall pay to Landlord all reasonable expenses which Landlord may then or thereafter incur for legal expenses, reasonable attorneys' fees, brokerage commissions and all other costs paid or incurred by Landlord as the result of such termination, re-entry or dispossession, for restoring the Premises to good order and condition and for altering and otherwise preparing the Premises for reletting. Landlord may, at any time and from time to time, relet the Premises, in whole or in part, for any rental then obtainable either in its own name or as agent of Tenant, for a term which, at Landlord's option, may be for the remainder of the then current term of this Lease or for any longer or shorter period.

     (c) If this Lease is terminated by Landlord, Tenant nevertheless covenants and agrees notwithstanding any entry or re-entry by Landlord, whether by summary proceedings, termination, or otherwise, to pay and be liable for, on the days originally fixed by this Lease for payment, the amounts equal to the several installments of Rent, Percentage Rent and Additional Rent reserved, as Tenant would under the terms of this Lease become due, if this Lease had not been terminated, or if Landlord had not entered or re-entered as aforesaid, and whether the Premises is relet or remains vacant in whole or in part or for a period less than the remainder of the Term, and for the whole thereof. In the event the Premises be relet by Landlord, Tenant shall be entitled to a credit (but not in excess of the Rent, Percentage Rent and Additional Rent reserved under the terms of this Lease) in the net amount of rent received by Landlord in reletting the Premises, after deduction of all expenses and costs incurred or paid as aforesaid in reletting the Premises and in collecting the rent in connection with reletting. If Tenant fails to make such payments in accordance with the first sentence of this subsection 15.02(c) for any two (2) consecutive months following the termination of this Lease, Landlord shall at any time thereafter, in lieu of collecting any monthly deficiencies, or any further monthly deficiencies, -- at Landlord's option, be entitled to recover from Tenant, in addition to any other relief, such a sum as at the time of such termination represents the amount of the then present value of the total Rent, Percentage Rent, and Additional Rent and other benefits which would have accrued to Landlord under this Lease for the remainder of the Lease Term, as if the Lease had been fully complied with by Tenant, less any monthly deficiencies for such period previously paid to Landlord by Tenant. The present value ("Present Value Amount") shall be calculated by discounting all amounts due by a discount rate equal to the greater of (i) the then current yield of the U.S. Treasury debt securities with an original term equal to the same number of calendar years then remaining in the original Term (without regard to earlier termination) and a maturity date nearest to the original expiration date of the term (without regard to the earlier termination) or (ii) six percent (6%). Tenant shall be entitled to a credit against the Present Value Amount for Fixed Annual Minimum Rent, Percentage Rent and Additional Rent subsequently received by Landlord from a replacement tenant against amounts paid by Tenant to Landlord after deducting [the allowance paid by Landlord to Tenant and] all expenses and costs incurred or paid (including any allowances, construction costs and administrative costs) by Landlord in reletting the Premises and in collecting the rent in connection therewith, which right to a credit shall terminate on the date this Lease would have expired pursuant to Section 2.02. Suit or suits for the recovery of the deficiency or damages referred to in this Subsection 15.02(c) or for any installment or installments of Rent, Percentage Rent or Additional Rent under this Lease, or for a sum equal to any such installment or installments, may be brought by Landlord all at once or from time to time, at Landlord's election, and nothing in this Lease shall be deemed to require Landlord to await the date whereon this Lease or the Term hereof would have naturally expired had there been no such default by Tenant or no such termination.

     (d) For the purpose of this Section 15.02, it shall be deemed that the Percentage Rent for any period after any default by Tenant and entry by Landlord would have been at the monthly rate thereafter equal to the average Percentage Rent which Tenant was obligated to pay to Landlord under this Lease within the three (3) Lease Years (or lesser number of Lease Years since the Term Commencement Date) immediately preceding the date of such entry.

     (e) Tenant expressly WAIVES, so far as permitted by law, any and all right of redemption or re-entry or repossession under present or future laws arising after Landlord's recovery of possession, including any amendments hereafter, or to restore the operation of this Lease.

     (f) Landlord and Tenant, so far as permitted by law, WAIVE and will WAIVE trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim or injury or damage.

     (g) The terms "ENTER," "RE-ENTER," "ENTRY" or "RE-ENTRY" as used in this Lease are not restricted to their technical legal meaning.

     (h) In the event Landlord commences any proceedings for the recovery of possession of the Premises or to recover for non-payment of Rent, Percentage Rent or Additional Rent, Tenant shall not interpose any non-compulsory counterclaim in any such proceeding. This may not, however, be construed as a waiver of Tenant's rights to assert such claim in any separate action or actions initiated by Tenant.

     (i) No failure by Landlord to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any such breach shall be deemed an accord and satisfaction, thus Landlord may accept any check or payment without prejudice to Landlord's rights to recover the balance due, nor shall Landlord's acceptance of any check or payment constitute a waiver of any Tenant breach or of any Tenant covenant, agreement, term and condition, and this Lease shall continue in full force and effect with respect to any existing or subsequent breach thereof.

     (j) In the event of any breach or threatened breach by Tenant of any of the covenants, agreements, terms or conditions contained in this Lease, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity, by statute or otherwise.

     (k) Each right and remedy of Landlord provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereinafter existing at law or in equity, by statute or otherwise.

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ARTICLE 16      MECHANICS' LIENS
--------------------------------------------------------------------------------

16.01 MECHANICS' LIENS

     (a) If any mechanics' liens are filed against the Premises or any portion of the Center based upon any act of Tenant or anyone claiming through Tenant, Tenant shall hold Landlord harmless and defend from all damages, claims and expenses arising therefrom, and Tenant, after Notice from Landlord (or any person in privity of estate with Landlord), shall forthwith commence action as will remove or satisfy such lien within thirty (30) days by bonding, deposit, payment or otherwise. In the event Tenant does not remove or satisfy a lien within said thirty (30) day period, Landlord shall have the right to do so by posting a bond or undertaking, and Tenant agrees to reimburse Landlord for any and all expenses incurred by Landlord in connection therewith, including Tenant's providing a replacement bond or posting cash or securities satisfactory to Landlord's bonding company to provide sufficient independent security of the Landlord's bond, five (5) days after receipt by Tenant of Landlord's invoice therefor. Expenses shall include, but are not limited to, filing fees, legal fees and disbursements, bond premiums and bond rating premium increases.

     (b) Nothing in this Article 16 shall be deemed or construed as (i) Landlord's consent to any person, firm or corporation for the performance of any work or services or the supply of any materials to the Premises or any improvement thereon, or (ii) giving Tenant or any other person, firm or corporation any right to contract for or to perform or supply any work, services or materials that would permit or give rise to a lien against the Premises or any part thereof.

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ARTICLE 17      ASSIGNMENTS, SUBLEASES AND OTHER TRANSFERS OF TENANT'S INTEREST
--------------------------------------------------------------------------------

17.01 LIMITATIONS ON TENANT'S RIGHTS

     (a) Neither this Lease, nor the interest of Tenant in this Lease, shall be sold, assigned, transferred, mortgaged, pledged, hypothecated or otherwise disposed of, whether by operation of law or otherwise, nor shall the Premises or any part of the Premises be sublet or subject to any license or concession, without the express, prior written consent of Landlord in each instance. For the purpose of this Lease, the sale or transfer of stock constituting a controlling interest in Tenant shall be considered an assignment, and likewise shall require Landlord's prior written consent EXCEPT where Tenant is a corporation having its shares traded on the New York, American, NASDAQ or Over-The-Counter stock exchange or market. Tenant shall make available to Landlord the stock record books of Tenant and shall produce the same on request of Landlord. Similarly, if Tenant is a partnership, the interest of any partner shall not be transferred without Landlord's prior written consent. For the purposes of this Lease, the entering into of any management agreement or any similar agreement which transfers control of the business operations of Tenant in the Premises shall be treated as an assignment of this Lease and shall require Landlord's prior written consent. Any attempted transfer, assignment, subletting, license or concession agreement, hypothecation or other transfer herein that is prohibited without Landlord's prior written consent shall be void, and confer no rights upon any third party. Anything contained in this
Section 17.01(a) to the contrary notwithstanding, Tenant shall have the right without Landlord's consent to assign this Lease or sublet the Premises, subject to the terms of this Lease, in conjunction with the sale of substantially all of the other assets and other store locations of Tenant to Tenant's parent, Tenant's subsidiary, or a subsidiary of Tenant's parent, provided that at least seventy-five percent (75%) of Tenant's other stores located in the United States are simultaneously transferred to such entity. Tenant shall remain primarily liable under this Lease following any assignment of the Lease or subletting of the Premises. Subject to paragraph (f) hereinbelow, Landlord shall not unreasonably withhold its consent to any assignment or subleasing and shall respond to any request by Tenant for permission to sublease or assign with thirty (30) days after receipt of written request. If Landlord objects to such assignment or sublease, Landlord shall advise Tenant of the reasons for such objections. If Landlord fails to respond to such request within said thirty (30) days, and such failure continues for ten (10) days following Notice from Tenant, then such failure shall be deemed approval of such sublease or assignment.

     Notwithstanding the terms of the immediately preceding grammatical paragraph provided Tenant is not in default beyond any applicable cure period, named Tenant may, without the consent of Landlord, assign this Lease or sublet the entire Premises to any corporation which owns all of the issued and outstanding common stock of named Tenant, or to a wholly owned subsidiary corporation of named Tenant, or to any corporation resulting from the consolidation or merger of named Tenant, in or with any other business organization or any person, firm or corporation acquiring all of the issued and outstanding capital stock of named Tenant, or all or substantially all of the assets and store locations of named Tenant; however, no such assignment shall be deemed effective unless and until such assignee executes and delivers to Landlord, at no cost to Landlord, a written agreement in form and substance acceptable to Landlord whereby such assignee assumes for the benefit of Landlord the performance and observance of all of the terms, conditions and covenants contained in this Lease. The foregoing is subject to Tenant providing Landlord with thirty (30) days' written notice in advance, including statements of fact certified by an authorized officer of Tenant, certifying the facts upon which Tenant is claiming the right to assign this Lease pursuant to this grammatical paragraph. In addition, any private placement or public offering of ownership interest in Tenant shall not require Landlord's prior consent, provided that as a result of any private placement the day-to-day management of Tenant remains unchanged.

     (b) No permitted assignment made shall be effective until there are delivered to Landlord (i) an agreement, in recordable form, executed by Tenant and the proposed assignee, in which such assignee assumes due performance of all the obligations of Tenant's part to be performed under this Lease to the end of the Term and (ii) a written consent to such assignment by the holder of any fee or leasehold mortgage affecting the Premises to which this Lease is then subject; such consent shall have been obtained and delivered to Landlord if so required by the terms of such mortgage or by a collateral document securing the same obligations as are secured by such mortgage.

     (c) Any assignment of this Lease or any sublease affecting the Premises or any other permitted transfer under this Lease shall be subject and subordinate to the full terms and conditions of this Lease. Regardless of either the assumption by any assignee or sublease of due performance or the Landlord's acceptance of Rent or other charges from such assignee or sublessee, Tenant shall not be released by any assignment, license or sublease but shall continue to be fully responsible for the due performance of Tenant's obligations in the same manner and to the same extent as if no such assignment, license or sublease had been made.

     (d) In the event Tenant assigns or subleases all or any portion of the Premises as set forth in this Article 17 and the amounts due to Tenant under such assignment or sublease exceed the amounts reserved to be paid to Landlord by Tenant under this Lease, then Tenant shall pay to Landlord [***] of the amount by which such assignment or sublease rent exceeds Rent as set forth in
Section 3.01(a) above. In the event Tenant assigns or subleases only a portion of the Premises, the assignment or sublease rent shall be calculated on a per square foot basis and then compared to the then applicable per square foot Rent reserved in Section 3.01(a) above to determine whether or not such assignment or sublease rent exceeds Rent.

     (e)  Any transfer made in violation of the provisions of subsections (a),
(b) or (c) in this section 17.01 shall constitute an Event of Default under
Section 15.01 herein and give rise to Landlord's right to re-enter the Premises in accordance with Section 15.02.

     (f) Notwithstanding anything in this Section 17.01 to the contrary, if Tenant desires to assign its interest under this Lease or to sublet all of the Premises to a Permitted Party (as hereinafter defined), Tenant shall deliver to Landlord written notice, requesting Landlord's consent to such transaction, which consent request shall include (i) a fully executed letter of intent containing the material terms of the proposed assignment or sublet transaction (including proposed rent (including additional rent), square foot area, term and use), (ii) current reasonable financial information with respect to the proposed assignee or sublessee, including without limitation its most recent financial report, (iii) a statement that the proposed assignment or sublease relates to the entire Premises for the remaining term of this Lease, and (iv) an express statement to the effect that the proposed assignee or sublessee is a Permitted Party within the meaning of this paragraph and that Landlord has the right to terminate this Lease in connection with the assignment or sublease pursuant to this Section 17.01(f) or such assignment or sublease shall be deemed consented to by Landlord. A notice that contains the information described in clauses (i) through (iv) shall be deemed an offer ("Takeback Offer") from Tenant to Landlord whereby Landlord may terminate this Lease. If Tenant's notice does not expressly state the items described in clauses (i) through (iv) including that the proposed assignee or sublessee is to a Permitted Party, such notice shall constitute a request by Tenant for Landlord's consent to sublease the Premises or assign this Lease subject to the other terms of this Section 17.01; such notice shall not constitute a Takeback Offer and Landlord shall not be entitled to terminate this Lease under this
Section 17.01(f). The Takeback Offer may be exercised by Landlord by written notice ("Takeback Notice") to Tenant at any time within thirty (30) days after such Takeback Offer has been given by Tenant to Landlord; and during such thirty (30) day period Tenant shall not assign this Lease to such prospective assignee or sublet the Premises to such prospective sublessee unless such assignment is expressly conditioned upon and not effective until the expiration of the 30-day period for Landlord to deliver the Takeback Notice. The term "Permitted Party" shall mean a third party (i) who will operate the Premises for a

*** Confidential treatment requested.

lawful bona fide retail use consistent with uses at other first-class shopping centers or for the use permitted under Section 6.01 of this Lease, and not in violation of any use restriction in effect for the Shopping Center of which Tenant has been advised within twenty (20) days after Landlord's receipt of Tenant's Takeback Offer; (ii) who has a net worth equal to or greater than the then net worth of Tenant; and (iii) who is a national or regional chain of retail stores, or is then operating (directly or indirectly) at least five (5) stores in the States of New York, New Jersey, Pennsylvania, Massachusetts and Connecticut for the same or similar use, or has at least ten (10) years of retail operating experience. Upon such termination, all obligations of Landlord and Tenant (other than those that expressly are stated to survive termination) shall cease to be of further force and effect.

     If Landlord exercises its option to terminate this Lease pursuant to this subsection in connection with an assignment or sublet of all of the Premises, then, unless Tenant, within fifteen (15) days after receipt of the Takeback Notice, withdraws Tenant's request for Landlord's consent to the proposed assignment or sublet, this Lease shall end and expire on the effective date designated by Landlord in its Takeback Notice (which date shall not be less than sixty (60) days nor more than one hundred twenty (120) days after the date of the Takeback Notice) as fully and completely as if such early termination date were the original expiration date of the Term, and all Rent shall be apportioned as of such date.

     If (x) Landlord shall not elect to send a Takeback Notice within said 30-day period and (y) Tenant is not then in default under this Lease beyond any applicable notice or cure periods, Tenant shall be entitled, without any consent by Landlord, to assign this Lease or sublet all of the Premises on substantially the terms for proposed rent (including additional rent), square foot area, term and use and to the Permitted Party, described in Tenant's request for Landlord's consent, provided that if Tenant shall then be in default under this Lease beyond any applicable notice or cure period, then any such assignment or sublet shall not be effective until such defaults are cured. Any assignment or sublet to a Permitted Party shall be subject and subordinate to the terms, conditions and covenants of this Lease (other than with respect to the use set forth in Section 6.01), provided that if the assignee or sublessee will not operate any racing simulator or other rides within the Premises, then notwithstanding anything to the contrary in Section 3.02, Percentage Rent shall be an amount equal to [***] of Gross Receipts in excess of $3,000,000.00. To the extent necessary, Tenant and Landlord shall execute and deliver a Lease Modification Agreement or other agreement reflecting the new use clause, if any.

17.02 EFFECT OF LANDLORD'S CONSENT

     (a) Any consent by Landlord to a sale, assignment, sublease, mortgage, pledge, license, concession, hypothecation or transfer of this Lease, shall apply only to the specific transaction thereby authorized and shall not relieve Tenant from the requirement of obtaining prior written consent of Landlord to any further sale, assignment, sublease, mortgage, pledge, hypothecation, or transfer of this Lease. When the consent of Landlord is required to any proposed assignment or sublease of this Lease, or to the mortgaging, pledging, licensing, concession or hypothecation of this Lease, Tenant shall submit in writing with its request for any proposed sale, assignment, sublease, mortgage, pledge, license concession, hypothecation or transfer of this Lease, information reasonably sufficient to enable Landlord to make a decision with respect thereto.

     (b) With respect to any of the consents requested by Tenant, whether or not the Landlord has consented thereto, Tenant shall pay to the Landlord all reasonable attorney or other related fees, disbursements and all other expenses incurred by Landlord in connection with Tenant's request.

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ARTICLE 18      COMPLIANCE WITH GOVERNMENTAL ORDERS
--------------------------------------------------------------------------------

18.01 TENANT TO COMPLY

     Tenant, at its own expense, shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the federal, state and local governments and of any and all other agencies, departments and bureaus applicable to Tenant's particular use of the Premises or to the business conducted by Tenant at the Premises, whether ordinary, extraordinary, foreseen or unforeseen (collectively, "GOVERNMENTAL ORDERS"). In addition, Tenant, at its own expense, shall comply promptly with and execute all rules, orders, regulations and recommendations of the Board of Fire Underwriters, Rating Board and Landlord and Tenant's insurance companies with respect to the prevention of fires and the exposure of liability risks (collectively, "INSURANCE MATTERS"). Tenant, at its own expense, shall furnish and maintain in good order an adequate number and type of fire extinguishers on the Premises at all times. Notwithstanding the foregoing, in no event shall Tenant be responsible for any violation of Governmental Orders or Insurance Matters arising directly out of Landlord's Work. Landlord hereby represents that the Premises shall comply with all applicable Governmental Orders and Insurance Matters on the date Landlord delivers possession of the Premises to Tenant.

18.02 FAILURE TO COMPLY

     In case Tenant fails or neglects to comply with any of the Governmental Orders, Insurance Matters or the ADA (defined in Section 18.04 below) as required of Tenant, then Landlord or its agent may enter the Premises and make said repairs to comply with any and all of the Government Orders, Insurance Matters or the ADA at the sole cost and expense of Tenant plus ten percent (10%) profit and twelve percent (12%)

*** Confidential treatment requested.

for administration costs, which shall be added to Tenant's next months installment of Rent and be due and payable as such, or Landlord may deduct the same from any balance remaining in Landlord's hands. This provision is in addition to the right of Landlord to terminate this Lease under Article 15 by reason of default on the part of Tenant.

18.03 HAZARDOUS MATERIAL

     Tenant shall, at all times, comply with local, state and federal laws, rules and regulations governing the use, handling and disposal by Tenant of Hazardous Material in the Premises including, but not limited to Section 1004 of the Federal Resource Conservation and Recovery Act,











                                      24A

42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903) and any additions, amendments, or modifications thereof. As used herein, the term "HAZARDOUS MATERIAL" shall mean any hazardous or toxic substance, material or waste which is, or becomes, regulated by any local or state government authority in which the Premises is located or by the United States Government. Landlord and its agents shall have the right, but not the duty, to inspect the Premises at any time to determine whether Tenant is complying with the terms of this Section. If Tenant is not in compliance with this Section, Landlord shall have the right to immediately enter upon the Premises and take whatever actions are reasonably necessary to comply with the terms set forth in this Section, including, but not limited to, the removal from the Premises of any Hazardous Material and the restoration of the Premises to a clean, neat, attractive, healthy and sanitary condition. Tenant shall pay all such costs incurred by Landlord ten (10) days upon receipt of a bill therefor plus ten percent (10%) profit and twelve percent (12%) for administration. The covenants in this Section 18.03 shall survive the expiration or earlier termination of this Lease.

18.04  AMERICANS WITH DISABILITIES ACT

     Tenant, at its own expense, shall at all times comply with and shall cause the Premises to be in compliance with the requirements of the Americans With Disabilities Act of 1990, and any additions, amendments or modifications thereto and all related regulations (the "ADA"). Landlord, at Landlord's sole cost and expense, shall be responsible for insuring that Landlord's Work and the Common Areas are in compliance with the ADA.

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ARTICLE 19      SUBORDINATION, MORTGAGEE'S RIGHTS AND ASSIGNMENT OF RENTS
--------------------------------------------------------------------------------

19.01  SUBORDINATION

     (a) The rights and interests of Tenant under this Lease shall be subject and subordinate to any ground lease, mortgage trust deed or REA now or hereafter placed upon any portion of the Center, and to any advances made under any ground lease, mortgage, trust deed or REA, and to the interests therein, and to all renewals, modifications, consolidations, replacements, extensions and re-financings thereof. Tenant agrees that any ground lessor, mortgagee, REA holder or trustee (collectively referred to as a "HOLDER") may elect to give the rights and interest of Tenant under this Lease priority over the lien of its ground lease, mortgage, REA or trust deed. In the event of such election, the rights and interest of Tenant under this Lease automatically shall have priority in whole or in part, over the lien of said ground lease, mortgage or trust deed, and no additional consent or instrument shall be necessary or required. Upon request by Tenant, Landlord shall use reasonable efforts to obtain from such Holder a subordination, nondisturbance and attornment agreement containing such terms, covenants and conditions which such Holder customarily and consistently requires of tenants similarly situated to Tenant leasing comparable space in a super-regional shopping center similar to the Center. Tenant agrees to execute and deliver such subordination, nondisturbance and attornment agreement as well as all other instruments which may be requested by a Holder for such purposes. In the event Landlord shall elect to refinance the Center during the Term, Tenant's subordination to such future lender shall be expressly conditioned upon Tenant's receipt of a non-disturbance agreement reasonably acceptable to both Tenant and such future lender.

     (b) Notwithstanding anything to the contrary contained in this Section 19.01, in the event, and so long as a permanent lender ("PERMANENT LENDER") has an interest in all or any part of the Center, the rights of Tenant under this Lease shall be subject and subordinate only to any first mortgage and to any subordinate mortgage approved by the Permanent Lender.

19.02  MORTGAGEE'S RIGHTS

     (a) So long as any such ground lease, trust deed, REA or mortgage remains a lien on any portion of the Center, Tenant agrees, simultaneously with the giving of any Notice to Landlord which is required to be given by this Lease, to give a duplicate copy thereof to the respective Holder, provided Landlord has given Tenant Notice of the name and address of any such Holder. Landlord agrees to notify Tenant of any Holder to whom such Notice must be sent. Further, Tenant agrees that if Landlord defaults in its performance of any of the covenants under the Lease and if such default entitles Tenant to terminate this Lease, the Holder may cure said default within a reasonable period of time beyond any time period required of Landlord, and, if necessary, be permitted entry upon the Premises for the purpose of curing any such default. The giving of any such Notice to Landlord shall not be properly given under the terms of this Lease and shall be of no force and effect until a duplicate copy thereof is also given to the Holder pursuant to this Section 19.02.

     (b) Tenant hereby acknowledges that so long as any ground lease, mortgage, REA or trust deed is a lien upon the Premises, Landlord cannot agree to reduce the rents below that provided for in this Lease, provide for payments of Rent prior to the time herein provided for, nor terminate this Lease prior to the end of the Term, EXCEPT as otherwise provided in this Lease, without first obtaining the written consent of the Holder. Tenant hereby acknowledges that without such consent, any such modification or termination shall be void as against said Holder.

     (c) So long as a mortgage remains a lien on any portion of the Center, neither Tenant nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of space in the Premises which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived from any person from the Premises leased, used, occupied or utilized (other than an amount based upon a fixed percentage or percentages of Gross Receipts, as defined herein), and any purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

19.03  ASSIGNMENT OF RENTS

     (a) With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable under this Lease, conditional in nature or otherwise, which assignment is made to the Holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

          (i) That the execution of such assignment by Landlord, and the acceptance thereof by the Holder of such mortgage shall never be treated as an assumption by such Holder of any of the obligations of Landlord hereunder, unless such Holder shall, by Notice sent to Tenant, specifically otherwise elect; and

         (ii) That except as stated above, such Holder shall be treated as having assumed Landlord's obligations hereunder with respect only to those obligations that arise following a foreclosure or deed in lieu of foreclosure, or assumption of Landlord's position by a Holder only upon foreclosure of such Holder of a mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord's position hereunder by such ground lessor. Tenant agrees that with respect to those obligations of Landlord that arise prior to a foreclosure or deed in lieu thereof, or assumption of Landlord's position by such Holder, Holder shall have no liability, provided that nothing contained herein shall be deemed to relieve such Holder from performance of non-monetary obligations of a continuing nature arising under this Lease prior to the date of such assumption.

     (b) Where a party acquires Landlord's interest in property (whether land only, or land and buildings) which includes the Premises, and simultaneously leases the same back, such acquisition shall not be treated as an assumption of Landlord's position under this Lease, and this Lease shall thereafter be subject and subordinate at all times to such lease.

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ARTICLE 20      ENTRY TO PREMISES
--------------------------------------------------------------------------------

20.01  ENTRY TO PREMISES BY LANDLORD

     (a) Landlord shall have the right to enter the Premises at all reasonable times acceptable to both Landlord and Tenant for the purposes of:

          (i)   Inspecting the Premises;

          (ii) Making any repairs to the Premises and performing any work that may be necessary or desirable;

          (iii) Exhibiting the Premises for the purpose of sale, ground lease, mortgage or other financing;

          (iv) Exhibiting the Premises (within one year prior to the expiration of the Term or at any time following delivery of Tenant's Notice pursuant to Section 17.01 herein) to prospective tenants.

          Except in the case of an emergency, Landlord shall be accompanied by a representative of Tenant during any entry to the Premises unless Tenant waives such requirement in advance of such entry. During any such entry, Landlord shall not interfere with Tenant's access to the Premises.

     (b) Nothing in this Lease shall imply any duty on the part of Landlord to do work or perform obligations which, under any of the provisions of this Lease, Tenant may be required to perform, and any such performance by Landlord shall not constitute a constructive eviction, nor a waiver of Tenant's default.

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ARTICLE 21      NOTICES AND CERTIFICATES
--------------------------------------------------------------------------------

21.01 NOTICES

     (a) Any notice, statement, certificate, request or demand required or permitted to be given or delivered by or in this Lease (a "NOTICE") shall be in writing, and sent either by a nationally recognized overnight courier service, registered or certified mail, postage prepaid, return receipt requested, with simultaneous first class mailing, and in either case addressed, as the case may be, to Landlord and Tenant at the addresses shown at the beginning of this Lease, or to such other addresses as Landlord or Tenant shall designate in the manner provided in this Section 21.01. In the case of any default Notice sent by Landlord to Tenant, Landlord shall send a copy to: Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301; Attn: Daniel
K. Seubert. Landlord's managing representative, as designated from time to time, is authorized to give or deliver to Tenant any Notice under this Lease. Any Notice, shall, in the case of registered or certified mailing, be deemed to have been given on the date mailed in any post office or branch post office regularly maintained by the United States Government, and in the case of delivery by a nationally recognized overnight courier service, shall be deemed to have been given upon the date of delivery to an authorized agent of such courier service, EXCEPT in each case for Notice of change of address or revocation of a prior Notice, which shall only be effective upon receipt.

     (b) At any time or times when Tenant's interest is vested in more than one person, firm or corporation, jointly, in common or in severalty, a Notice given by Landlord to any one such person, firm or corporation shall be conclusively deemed to have been given to all such persons, firms or corporations. Any Notices by Tenant to Landlord pursuant to the provisions of this Lease shall be void and ineffective unless signed by all persons, firms and corporations unless all such persons, firms and corporations have previously given Notice to Landlord, signed by each of them and designating and authorizing one or more of them to give the Notice referred to, and such Notice shall then be unrevoked by any Notice to Landlord.

21.02 ESTOPPEL CERTIFICATE OF LANDLORD

     Within fifteen (15) days after request by Tenant, Landlord, from time to time and without charge, shall deliver to Tenant or to a person, firm or corporation specified by Tenant, a duly executed and acknowledged instrument "LANDLORD'S ESTOPPEL CERTIFICATE" as set forth on EXHIBIT "C," annexed hereto, and made a part hereof.

     Such certification shall not estop Landlord from thereafter asserting any existing default of which Landlord did not have actual knowledge on the date of execution thereof.

21.03 ESTOPPEL CERTIFICATE OF TENANT

     Within fifteen (15) days after request by Landlord or Holder, Tenant, from time to time and without charge, shall deliver to Landlord or the requesting party, or to a person, firm or corporation, specified by Landlord or Holder, a duly executed and acknowledged "TENANT'S ESTOPPEL CERTIFICATE" as set forth on EXHIBIT "D," annexed hereto, and made a part hereof.

     Such certification shall not estop Tenant from thereafter asserting any existing default of which Tenant did not have actual knowledge on the date of execution thereof.

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ARTICLE 22      COVENANT OF QUIET ENJOYMENT
--------------------------------------------------------------------------------

22.01 COVENANT OF QUIET ENJOYMENT

     (a) So long as no Event of Default is existing, Tenant shall lawfully, peaceably and quietly have, hold and enjoy the Premises during the Term on and after the Term Commencement Date, without hindrance or ejection by any persons lawfully claiming under Landlord; but it is understood and agreed that this covenant, and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownership of Landlord's interest in the Premises. If Landlord is unable to place Tenant in possession of the Premises at the Term Commencement Date by reason of the possession of the Premises by another tenant holding over under a lease, such inability by Landlord shall not constitute a default under this Lease; but the Term Commencement Date shall be postponed until such date as such holdover tenant gives up possession of the Premises and the Term shall be deemed to commence on such Term Commencement Date as postponed.

     (b) With respect to any services to be furnished by Landlord to Tenant, Landlord shall in no event be liable for failure to furnish the same when prevented from doing so by strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, or failure of supply, or inability by the exercise of reasonable diligence to obtain supplies, parts or employees necessary to furnish such services, or because of war or other emergency, or for any cause beyond Landlord's control.

     (c) Landlord shall be in default of this Lease if Landlord fails to perform any obligation required to be performed by Landlord under this Lease and if such failure is not cured within thirty (30) days after receipt of Notice from Tenant specifying the nature of such failure. In the event of any such default by Landlord, Tenant shall have the right to exercise all rights and remedies available at law or in equity. Landlord shall reimburse Tenant for any reasonable expenses incurred by Tenant in curing Landlord's failures within twenty (20) days following receipt by Landlord of paid invoices from Tenant. In the event Landlord fails to reimburse Tenant for such amounts within thirty
(30) days following receipt by Landlord of paid invoices from Tenant, then Tenant shall have the right to offset such amounts against the next ensuing installments of Rent, Percentage Rent and Additional Rent coming due under this Lease until the entire amount has been recouped by Tenant.

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ARTICLE 23      MISCELLANEOUS PROVISIONS
--------------------------------------------------------------------------------

23.01  HOLDOVER

     (a) It is expressly understood by Tenant that Tenant's right to possession of the Premises under this Lease shall terminate at the expiration or earlier termination of the Term, and should Tenant continue thereafter to remain in possession, Landlord, should it so elect, shall be entitled to the benefits of all provisions of law with respect to summary recovery of possession from a holdover tenant. Tenant shall indemnify, save harmless and defend Landlord from and against any claim, damage, expense, cost or loss which Landlord may incur by reason of such holding over, including without limitation, any claim of a succeeding tenant, or any loss by Landlord with respect to a lost opportunity to re-let the Premises.

     (b) Should Tenant continue to occupy the Premises after the expiration or earlier termination of the Term with the consent of the Landlord, such tenancy shall be from month-to-month, and such month-to-month tenancy shall be under the same terms, covenants and conditions as set forth in this Lease, EXCEPT that Tenant shall pay holdover rent ("Holdover Rent") equal to one and one-half (1 1/2) times the Rent for the last Lease Year of the Term.

23.02  LIMITATION ON LANDLORD'S PERSONAL LIABILITY

     (a) The term "LANDLORD" as used in this Section 23.02 and throughout this Lease, shall be limited to mean and include only the owner or owners at the time in question of Landlord's interest in this Lease. Further, in the event of any transfer by Landlord of Landlord's interest in this Lease, then provided such transferee assumes Landlord's obligations under this Lease, Landlord named (and in case of any subsequent transfers or conveyances, the then assignor), including each of its partners, trustees, beneficiaries, shareholders, affiliates, co-tenants, or principals shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all liability for the performance of any covenants and agreements on the part of Landlord except for the obligations which arise prior to such transaction.

     (b) Tenant, its partners, trustees, beneficiaries, shareholders, affiliates, alter egos, successors and assigns are limited solely to the estate, interest and property of Landlord in the real property upon which the Center is situated and improvements to the real property, for the satisfaction of any of Tenant's remedies, or for the satisfaction of any liens, rights or the collection of any damages, judgment or other judicial process with respect to any of the terms and conditions of this Lease, or any other obligations created by, under or related to this Lease.

     (c) Tenant, shall not have any recourse to or against any other property or assets of Landlord or its partners, trustees, beneficiaries, shareholders, affiliates, alter egos, successors, assigns, co-tenants or principals, nor shall Landlord or its agents, employees, partners, trustees, beneficiaries, stockholders, affiliates, representatives, insurers, nor shall any of Landlord's banking institutions or trusts be subject to levy, execution or other prejudgment or judgment enforcement or attachment, for the satisfaction of Tenant's remedies arising from or relating to this Lease.

     (d) Landlord's partners, trustees, beneficiaries and affiliates, shareholders, alter egos, successors, assigns, are not and shall not become personally liable under this Lease, nor shall they be named in any action arising from or relating to a breach or the enforcement of this Lease.

23.03  DEFINITION OF TENANT'S ALLOCABLE SHARE

     (a) The term "TENANT'S ALLOCABLE SHARE" shall be a fraction, the numerator of which is the number of square feet of the Premises as set forth in
Section 1.01, and the denominator of which is ninety five percent (95%) of the total number of square feet of Total Tenant Area

                                   EXHIBIT D

                         TENANT'S ESTOPPEL CERTIFICATE



                                              [Date]

EklecCo
4 Clinton Square
Syracuse, NY 13202


     RE: Lease Agreement (the "LEASE") executed this _____ day of ________, 19__, by and between EklecCo (the "LANDLORD") and SILICON ENTERTAINMENT, Inc. (the "TENANT"), a California corporation


Gentlemen:

     As Tenant under this Lease, the undersigned acknowledges with respect to the Premises demised under the Lease (the "PREMISES"), the truth and accuracy of the following statements pertaining to the Lease and the Premises except as otherwise disclosed in an attachment hereto:

     1.   Tenant now occupies the Premises described in the Lease.

     2. Tenant presently is open and conducting business with the public in the Premises.

     3.   The Lease Rent in the amount of [amount] per month has commenced.

     4. The Lease is in full force and effect and has not been modified, amended or assigned and Tenant is not aware of any Landlord Notice of Default or termination under the Lease.

     5.   The Lease represents the entire agreement between the Parties.

     6.   The Term of the Lease expires on [date].

     7. To Tenant's actual knowledge, all conditions under the Lease to be performed by Landlord have been satisfied.

     8. On this date there are not existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord.

     9. Tenant has not paid any Rent in advance, nor has Tenant deposited any security with Landlord.

    10.   The size of the Premises is approximately [size] square feet.

    11. The Premises are being operated in accordance with all applicable environmental laws, zoning ordinances and building codes.

    12. Capitalized undefined terms used herein shall have the respective meanings given such terms in the Lease.



                                                  By: _______________

                                                  Name: _____________

                                                  Title: ____________

                                                  Date: _____________

(defined in Section 23.03(b)) of the Center.

     (b) "TOTAL TENANT AREA" when used in this Lease as pertaining to the Center shall mean the total floor area, described in square feet, of all Tenant and REA Parcel space which is either designated by Landlord as available for lease or in fact leased EXCLUDING the Common Areas, any outdoor selling areas whether or not mechanically heated or air-conditioned, and any tenant or REA parcels which are separately assessed and taxed. Whenever used in this Lease, the term "SQUARE FEET" shall consist of the area of floor area located within the buildings measured from the outside face of all exterior walls of the buildings (or the mid-point of any interior walls). Square Feet shall not include the surface area of any roof structures used for mechanical equipment.

23.04  FORCE MAJEURE

     The period of time during which either Party is prevented or delayed in any performance or the making of any improvements or repairs or fulfilling any obligation under this Lease, other than the payment of Rent, Percentage Rent and Additional Rent, due to unavoidable delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, Acts of God, the public enemy, governmental prohibitions or regulations or inability to obtain materials by reason thereof, or any other causes beyond such Party's reasonable control (excluding lack of funds), shall be added to such Party's time for performance, and such party shall have no liability by reason of such delay, except that as a condition to Tenant's right to avail itself of force majeure, Tenant must give Landlord written Notice of such claimed force majeure not later than three (3) business days following the occurrence of such force majeure.

23.05  RELOCATION OF TENANT

     Landlord shall have the right to relocate Tenant within the Center during the last twelve (12) months of the Term upon one hundred twenty (120) days Notice to Tenant, at Landlord's cost and expense, which relocation shall in no way affect the obligation or duties of either party hereunder. Landlord shall be obligated for all expenses associated with such relocation, including but not limited to the construction of the new space to a condition and level of quality of finishes at least equivalent to the condition and level of the Premises on the date of Landlord's relocation notice and any actual out-of-pocket costs incurred by Tenant for the printing of new stationary and business cards, and the costs of moving Tenant's Personal Property. In the event Tenant shall fail or refuse to accept the new location within twenty (20) days of such Notice, Landlord at its option, may terminate this Lease upon forty-five (45) days written Notice to Tenant, provided that if Landlord shall fail to give the Notice of Landlord's election to terminate within forty-five (45) days after the expiration of such twenty (20) days, then Landlord's termination right under this Section 23.05 shall be waived and this Lease shall remain in full force and effect through the Termination Date as defined in Section 2.02.

23.06  CHANGES AND ADDITIONS

     Landlord reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on, under, above and adjoining the building in which the Premises are located. Landlord also reserves the right at any time, and from time to time, to construct other buildings and improvements in Landlord's Tract, to enlarge or otherwise modify the Center, to make alterations or additions thereto, to build additional stories on any building or buildings within the Landlord's Tract, to build adjacent thereto, to construct decks or elevated parking facilities, to install, maintain, use, repair and replace ducts, wires, pipes and conduits passing through or under the Premises serving other parts (now existing or hereafter added) of Center, and to sell or lease any part of Landlord's Tract. The purpose of the attached site plan is to show the approximate location of the Premises within the Center, and Landlord reserves the right at any time to relocate the various buildings, parking areas and other Common Areas shown on said site plan; PROVIDED, however, that there shall not be any unreasonable obstruction of Tenant's right of access to the Premises or any unreasonable interference with Tenant's use of the Premises for the purposes set forth above.

23.07  ATTORNMENT BY TENANT

     If at any time during the Term Landlord shall be the holder of a leasehold estate covering premises which include the Premises, and if such leasehold estate shall be canceled or otherwise terminated prior to the expiration date of the leasehold and prior to the expiration of the Term, or in the event of the surrender thereof whether voluntary, involuntary or by operation of law, then provided the lessor of such leasehold estate assumes all of Landlord's obligations under this Lease, Tenant shall make full and complete attornment to such lessor for the balance of the Term upon the same covenants and conditions as are contained in this Lease, so as to establish direct privity between such lessor and Tenant and with the same force and effect as though this Lease was made directly from such lessor to Tenant. Tenant shall then make all rent payments thereafter directly to such lessor. In the event any proceedings are brought for the foreclosure of, or in the event of conveyance by deed in lieu of foreclosure of, or in the event of the exercise of the power of sale under, any mortgage or deed of trust made by Landlord covering the Premises, or in the event Landlord sells, conveys or otherwise transfers its interest in the Center or any portion thereof containing the Premises, Tenant shall attorn to and hereby covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

23.08  INDEX

     Intentionally deleted.

23.09 Survival of Tenant's Obligations

     Any sums due either party that by the terms herein would be payable, or are incapable of calculation, until after the expiration or earlier termination of this Lease shall survive and remain a continuing obligation until paid.

23.10 Effect of Landlord's Notice to Terminate

     Any right on the part of Landlord to terminate this Lease shall, when exercised, require no further act, to the end that at the expiration of the applicable time period, if any, contained in the particular termination provision, this Lease and the Term hereunder shall end and expire as fully and completely as if such termination date was the date herein definitely fixed for the end and expiration of this Lease and its Term, and upon such date Tenant shall quit and surrender the Premises to Landlord.

23.11 Effect of Captions

     The captions, bold-faced type, underlying, notational references, or legends in this Lease are inserted only for convenient reference or identification of the particular paragraphs and are in no way intended to describe, interpret, define or limit the scope, extent or interest of this Lease, or any paragraph or provision thereof.

23.12 Tenant Authorized to Do Business

     Tenant represents, warrants and covenants upon the date of execution, and throughout the Term, Tenant is authorized to do business and is in good standing in Rockland County, State of New York. Tenant, if a partnership or corporation, agrees to furnish to Landlord, upon request, evidence of authority for entering into this Lease.

23.13 Execution in Counterparts

     This Lease may be executed in one or more counterparts, any one or all of which shall constitute but one agreement.

23.14 Law Governing Effect; Gender

     This Lease, and any dispute concerning this Lease, shall be governed by the laws of the State of New York and any dispute concerning the application or any interpretation of any portion of the Lease or the conduct of the parties shall be brought in the New York Supreme Court, Rockland County. Tenant consents to service of process at the Premises in the event Tenant does not maintain a separate business office within the state where the Premises is located. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns, except as expressly provided otherwise. Use of the neutral gender shall be deemed to include the masculine and feminine.

23.15 Memorandum or Notice of Lease

     Upon request by either party, Landlord and Tenant agree to execute a Memorandum or Notice of Lease in recordable form pursuant to applicable state law. Upon the expiration or earlier termination of this Lease, the party who shall have recorded such Memorandum or Notice of Lease shall promptly execute any necessary instrument and remove the Memorandum or Notice of Lease from the public records, and upon failure to do so, the other Party is appointed attorney-in-fact to execute any such instrument in the recording party's name, place and stead.

23.16 Complete Agreement

     This Lease contains and embraces the entire agreement between the parties with respect to the matters contained in this Lease, and it or any part of it may not be changed, altered, modified, limited, terminated, or extended orally or by any agreement between the parties unless such agreement is in writing and signed by the parties hereto, their legal representatives, successors or assigns. Tenant acknowledges and agrees that neither Landlord nor any representative of Landlord nor any broker has made any representation to or agreement with Tenant relating to the Premises, this Lease or the Center which is not contained in the express terms of this Lease. Tenant acknowledges and agrees that Tenant's execution and delivery of this Lease is based upon Tenant's independent investigation and analysis of the business potential and expenses represented by this Lease, and Tenant expressly WAIVES any and all claims or defenses by Tenant against the enforcement of this Lease which are based upon allegations of representations, projections, estimates, understandings or agreements by Landlord or Landlord's representative that are not contained in the express terms of this Lease. With respect to this Lease, Tenant hereby represent to Landlord that the transaction contemplated herein is not in violation of the provisions of Tenant's documents of incorporation or constitute a breach or violation of any provision of any indenture, mortgage, lease, agreement, judgment, statute, rule or regulation to which Tenant is a party or by which Tenant is subject or bound.

23.17  GUARANTY OF LEASE

     Intentionally deleted.

23.18  ARBITRATION

     Any controversy or claim arising from or relative to any matter in connection with this Lease, with reference to which this Lease shall expressly provide that this paragraph governs, shall be settled by arbitration in Rockland County, New York, in accordance with the rules of the American Arbitration Association or its successor organization, and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.

23.19 SECURITY AGREEMENT

     Intentionally deleted.

23.20 INVALIDITY OF PARTICULAR PROVISIONS

     If any term or provision of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

23.21  EXECUTION OF LEASE BY LANDLORD

     The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall be effective and binding only upon the execution and delivery hereof by both the Landlord and Tenant.

23.22  RELATIONSHIP OF THE PARTIES

     Nothing contained herein shall be deemed or construed by the parties hereto nor by any third party as creating the relationship of principal and agent, or of partnership or of joint venture between the parties, it being understood and agreed that neither the method of computation of rent nor any other provision contained in this Lease, nor any acts of the parties, shall be deemed to create any relationship between the parties other than Landlord and Tenant.

23.23  BROKERS

     Landlord and Tenant each represent and warrant to the other that neither of them has employed any realtors or brokers in connection with the negotiation of this Lease. Landlord and Tenant shall each indemnify, defend and hold harmless the other form any cost, expense or claim for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty.

23.24  REPRESENTATIONS

     Landlord warrants to Tenant that the Center is in good condition and repair, free of material defects, and that the Center has been constructed in accordance with applicable laws and requirements. Landlord warrants that Dave & Busters, Inc. has signed a lease agreement for space within the Center.

23.25  ABATEMENT

     In the event Tenant is prevented from using the Premises or any portion thereof, for five (5) consecutive business days or ten (10) days in any twelve
(12) month period (the "Eligibility Period") as a result of the failure of Landlord to maintain and repair the Center and the Premises in accordance with its obligations as set forth in this Lease, and such failure interferes with Tenant's operations and use of the Premises, or as a result of any failure to provide services or access to the Premises, or because of the presence of Hazardous Materials in or on the Center or the land on which the Center is located resulting from the acts or omissions of any party other than Tenant which pose a health risk to occupants of the

Premises, then Tenant's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using the Premises or a portion thereof, in the proportion that the square footage of the portion of the Premises that Tenant is prevented from using bears to the Tenant Area of the entire Premises. However, in the event that Tenant is prevented from conducting its business in any portion of the Premises under such circumstances for period of time in excess of the Eligibility Period, and the remaining portion of the Premises is not reasonably sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Tenant reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the square footage of such reoccupied portion of the Premises bears to the Tenant Area of the Premises, shall be payable by Tenant from the date such business operations commence.

23.26 OTHER PROVISIONS

     There is attached hereto and incorporated herein an addendum containing additional provisions to this Lease: NONE

23.27 SPECIAL USE PERMIT

     Landlord represents that as of the date hereof, no "special" use permit from local governmental authorities is required for Tenant's operation for the permitted use in Section 6.01 within the Premises in accordance with this Lease. The foregoing representation shall not extend to any building or similar permits required for Tenant's Work or a certificate of use and occupancy for the Premises or licenses to conduct business and the like.

23.28 PYLON OR MONUMENT SIGN

     In the event Landlord erects in its sole discretion a pylon or monument sign that references the "thEATery" and contains the names of other tenants or occupants of premises located in the "thEATery" (other than cinemas), Tenant shall be entitled to have its identification sign installed on such sign at Tenant's expense. The location thereon and size of Tenant's identification size shall be equivalent to the location and size of similarly sized tenants in the "thEATery."

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date first above written.

                                   EKLECO

                                   By: /s/ [Signature Illegible]
                                       -------------------------------------

                                   Title: Partner/Auth. Agent
                                          ----------------------------------

                                   SILICON ENTERTAINMENT, INC.,
                                     a California corporation

                                   By: /s/ JANET WOODS
                                       -------------------------------------

                                   Title: VP Real Estate
                                          ----------------------------------

                          (Acknowledgment of LANDLORD)

STATE OF NEW YORK        )
                             ss:
COUNTY OF ONONDAGA       )

     On the 27th day of July, in the year 1998 before me, the undersigned, a notary public in and for said state, personally appeared James A. Tuozzolo, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual or the person upon behalf of which the individual acted, executed the instrument.

                              /s/ JENNIFER D. YOUNG
                              --------------------------------------
                              (Notary Public)

                              [SEAL]


                          (Acknowledgment of TENANT)

STATE OF CALIFORNIA      )
                             ss:
COUNTY OF SANTA CLARA    )

     On the 24th day of July, in the year 1998 before me, the undersigned, a notary public in and for said state, personally appeared Jaret Woods, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

                              /s/ CAROL BURKE
                              --------------------------------------
                              (Notary Public)

                              [SEAL]

                               TABLE OF EXHIBITS

Exhibit A ............................................................ Site Plan

Exhibit A-1 ........................................................... Premises

Exhibit B ........................................ Term Commencement Certificate

Exhibit C ...................................... Landlord's Estoppel Certificate

Exhibit D ........................................ Tenant's Estoppel Certificate

                                                                       EXHIBIT A




Note: This is a schematic plan and is intended to show only the proposed layout of the Center. All measures, dimensions and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

                                                                     EXHIBIT A-1



PREMISES -- Space F401

NOTE: This diagram is an approximate lease plan of the Center. All measures, dimensions, and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

                                 EXHIBIT-A-1-A


Permissible Area for Projection of Car and Sign Board


Note: This diagram is an approximate lease plan of the Center. All measures, dimensions, and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

                                                                     EXHIBIT A-2



Kiosk Restricted Area

Permitted Kiosk Locations within Restricted Area

Note: This diagram is an approximate lease plan of the Center. All masues, dimensions, and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

                                                                     EXHIBIT A-3


/// - Relocation Areas



Note: This diagram is an approximate lease plan of the Center. All measures, dimensions, and distances are not to scale. The depiction hereon does not constitute a warranty or representation of any kind.

                                   EXHIBIT B

                         TERM COMMENCEMENT CERTIFICATE

     This Lease Agreement (the "Lease") executed this ________ day of ________, 19__, by and between EklecCo (the "Landlord") and SILICON ENTERTAINMENT, Inc. (the "Tenant"), a California corporation.

                                   WITNESSETH

     WHEREAS, Landlord is the owner of a certain shopping center situated in West Nyack, New York known as the Palisades Center (the "Center"); and

     WHEREAS, by that certain Lease, Landlord leased a certain portion (the "Premises") of the Center to Tenant; and

     NOW THEREFORE, Landlord and Tenant hereby acknowledge with respect to the Premises demised under the Lease, the truth and accuracy of the following:

     1. Landlord turned over the Premises to Tenant, and Tenant accepted delivery of the Premises on ________ day of 19__.

     2. The Term Commencement Date (as such term is defined in the Lease) was, _______ , 199_.

     3. Capitalized undefined terms used herein shall have the respective meanings given such terms in the Lease.

     IN WITNESS WHEREOF, the undersigned executes this certificate as of this _________ day of ___________ , 19__.


                                       EKLECCO

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Date:
                                            ------------------------------------




                                       SILICON ENTERTAINMENT, INC.,
                                       a California corporation

                                       By:
                                          --------------------------------------

                                       Title:
                                             -----------------------------------

                                       Date:
                                            ------------------------------------

                          (Acknowledgment of LANDLORD)


STATE OF NEW YORK             )


                                        ss:


COUNTY OF ONONDAGA            )



     On the _________ day of ____________________, in the year 19__ before me, the undersigned, a notary public in and for said state, personally appeared ___________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is
(are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.




                                       ---------------------------------------
                                       (Notary Public)


                                       (Acknowledgment of TENANT)


STATE OF                      )


                                       ss:


COUNTY OF                     )



     On the _________ day of ___________________, in the year 19__ before me, the undersigned, a notary public in and for said state, personally appeared _______________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.




                                       ----------------------------------------
                                       (Notary Public)

                                   EXHIBIT C

                        LANDLORD'S ESTOPPEL CERTIFICATE

[Date]

SILICON ENTERTAINMENT, Inc.

10401 Bubb Road

Cupertino, California 95014

     RE: Lease Agreement (the "Lease") executed this ___ day of ___, 19__, by and between EklecCo ("Landlord") and SILICON ENTERTAINMENT, Inc. (the "TENANT"), a California corporation

     Landlord acknowledges with respect to the Premises demised under the Lease (the "Premises"), the truth and accuracy of the following statements pertaining to the Lease and Premises:

     1. The commencement date of the Lease if [Date] and the expiration date of the Term of the Lease is [Date].

     2. The Lease is in full force and effect and has not been modified, amended or extended, Landlord has neither received nor given notice of default or termination under the Lease, nor is Landlord aware of any condition existing that with notice and/or the passage of time or both would constitute a default under the Lease.

     3. Tenant currently is in sole possession of the Premises. All of the construction required to have been performed by Landlord or Tenant prior to the date hereof under the provisions of the Lease has been satisfactory completed in all respects and, to the best knowledge of Landlord, all construction and material used in connection therewith has been fully paid for by the respective Parties responsible therefor, and Landlord has neither given nor received any notice of any failure on the part of Landlord or Tenant to comply with the provisions of the Lease in connection with any construction to have been performed in or about the Premises.

     4. The monthly Rent due under the Lease is [amount]. All Rent and Additional Rent due through [Date] has been paid in full. No other rent or additional rent has been paid in advance.

     5. Capitalized undefined terms used herein shall have the respective meanings given such terms in the Lease.

     In witness whereof, the undersigned has executed this certificate as of the date and year first above written.

                                        By:   EklecCo as Landlord

                                        Name:
                                               --------------------------
                                        Title:
                                               --------------------------
                                        Date:
                                               --------------------------